================================================================================
                          AGREEMENT AND PLAN OF MERGER

                           Dated as of August 28, 2002

                                      among

                                 ---------------

                              ENTREPORT CORPORATION

                                 ---------------

                            EP FLEX MERGER SUB, INC.

                                 ---------------

                               ISUCCEED.COM, INC.

                                ---------------

                              UNIVERSITY.COM, INC.

                                       and

                                 ---------------

                         MULTI-FINELINE ELECTRONIX, INC.

                                 ---------------

================================================================================

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

                                               TABLE OF CONTENTS
                                               -----------------

                                                                                                               PAGE


ARTICLE I.  DEFINITIONS...........................................................................................2

   1.1      DEFINED TERMS.........................................................................................2

ARTICLE II.  THE MERGER..........................................................................................12

   2.1      APPROVAL OF THE MERGER...............................................................................12

   2.2      THE MERGER...........................................................................................12

   2.3      EFFECTS OF THE TRANSACTIONS..........................................................................13

   2.4      MERGER CONSIDERATION.................................................................................14

   2.5      DISSENTING SHARES....................................................................................15

   2.6      SURRENDER AND PAYMENT................................................................................15

ARTICLE III.  CLOSING............................................................................................17

   3.1      CLOSING..............................................................................................17

   3.2      DELIVERIES AT CLOSING................................................................................17

   3.3      OTHER CLOSING TRANSACTIONS...........................................................................19

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF ENTREPORT, EP SUB, ISUCCEED, AND UNIVERSITY.COM...................19

   4.1      ORGANIZATION AND GOOD STANDING.......................................................................20

   4.2      AUTHORITY; NO CONFLICT...............................................................................20

   4.3      CAPITALIZATION.......................................................................................21

   4.4      ENTREPORT'S FINANCIAL STATEMENTS.....................................................................23

   4.5      BOOKS AND RECORDS....................................................................................23

   4.6      TITLE TO PROPERTIES; ENCUMBRANCES....................................................................24

   4.7      ENTREPORT'S ACCOUNTS RECEIVABLE......................................................................24

   4.8      NO UNDISCLOSED LIABILITIES...........................................................................25

   4.9      NO OUTSTANDING LIABILITIES...........................................................................25

   4.10     TAXES................................................................................................25

   4.11     NO MATERIAL ADVERSE CHANGE...........................................................................27

   4.12     EMPLOYEE BENEFITS....................................................................................28

   4.13     COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL LICENSES, AND PERMITS...............................29

   4.14     ABSENCE OF PROCEEDING; ORDERS........................................................................30

   4.15     ABSENCE OF CERTAIN CHANGES AND EVENTS................................................................31

   4.16     CONTRACTS; NO DEFAULTS...............................................................................32

                                                     -i-

   4.17     INSURANCE............................................................................................35

   4.18     COMPLIANCE WITH LAWS.................................................................................36

   4.19     LABOR MATTERS........................................................................................37

   4.20     INTELLECTUAL PROPERTY................................................................................37

   4.21     CERTAIN PAYMENTS.....................................................................................37

   4.22     NO OTHER AGREEMENTS TO SELL ASSETS OR CAPITAL STOCK OF ANY MEMBER OF THE ENTREPORT GROUP.............38

   4.23     RELATIONSHIPS WITH RELATED PARTIES...................................................................38

   4.24     BANK ACCOUNTS, POWERS OF ATTORNEY....................................................................38

   4.25     INVENTORY............................................................................................39

   4.26     INVESTMENT...........................................................................................39

   4.27     BROKERS AND FINDERS..................................................................................39

   4.28     COMMISSION FILINGS...................................................................................39

   4.29     DISCLOSURE...........................................................................................39

ARTICLE V.  REPRESENTATIONS AND WARRANTIES OF M-FLEX.............................................................39

   5.1      ORGANIZATION AND GOOD STANDING.......................................................................40

   5.2      AUTHORITY; NO CONFLICT...............................................................................40

   5.3      CAPITALIZATION.......................................................................................41

   5.4      M-FLEX'S FINANCIAL STATEMENTS........................................................................42

   5.5      BOOKS AND RECORDS....................................................................................42

   5.6      TITLE TO PROPERTIES; ENCUMBRANCES....................................................................42

   5.7      M-FLEX'S ACCOUNTS RECEIVABLE.........................................................................43

   5.8      NO UNDISCLOSED LIABILITIES...........................................................................43

   5.9      TAXES................................................................................................44

   5.10     NO MATERIAL ADVERSE CHANGE...........................................................................46

   5.11     EMPLOYEE BENEFITS....................................................................................46

   5.12     COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL LICENSES, AND PERMITS...............................47

   5.13     ABSENCE OF PROCEEDING; ORDERS........................................................................47

   5.14     ABSENCE OF CERTAIN CHANGES AND EVENTS................................................................48

   5.15     CONTRACTS; NO DEFAULTS...............................................................................50

   5.16     INSURANCE............................................................................................53

   5.17     COMPLIANCE WITH LAWS.................................................................................54

   5.18     LABOR MATTERS........................................................................................54

   5.19     INTELLECTUAL PROPERTY................................................................................54

   5.20     CERTAIN PAYMENTS.....................................................................................55

   5.21     NO OTHER AGREEMENTS TO SELL ASSETS OR CAPITAL STOCK OF M-FLEX........................................55

   5.22     RELATIONSHIPS WITH RELATED PARTIES...................................................................55

   5.23     INVENTORY............................................................................................56

   5.24     BROKERS AND FINDERS..................................................................................56

   5.25     DISCLOSURE...........................................................................................56

                                                 -ii-


ARTICLE VI.  ACTIONS OF M-FLEX, ENTREPORT, EP SUB, ISUCCEED, AND UNIVERSITY.COM BEFORE AND AFTER THE CLOSING
DATE.............................................................................................................56

   6.1      ACCESS AND INVESTIGATION.............................................................................56

   6.2      OPERATION OF RESPECTIVE BUSINESS.....................................................................57

   6.3      NEGATIVE COVENANTS...................................................................................57

   6.4      REQUIRED APPROVALS...................................................................................58

   6.5      NOTIFICATION.........................................................................................58

   6.6      NO NEGOTIATION.......................................................................................58

   6.7      BEST EFFORTS.........................................................................................59

   6.8      TAX MATTERS..........................................................................................59

   6.9      THIRD-PARTY LIABILITIES; THIRD-PARTY RELEASES........................................................60

   6.10     M-FLEX LOANS.........................................................................................60

ARTICLE VII.  CONDITIONS PRECEDENT TO ENTREPORT'S, EP SUB'S, ISUCCEED'S, AND UNIVERSITY.COM'S OBLIGATION TO
CLOSE............................................................................................................60

   7.1      NEGOTIATION AND EXECUTION OF TRANSACTION DOCUMENTS...................................................60

   7.2      ACCURACY OF REPRESENTATIONS..........................................................................60

   7.3      M-FLEX'S PERFORMANCE.................................................................................61

   7.4      DUE DILIGENCE REVIEW.................................................................................61

   7.5      ADDITIONAL DOCUMENTS.................................................................................61

   7.6      NO PROCEEDINGS.......................................................................................62

   7.7      BUSINESS ISSUES......................................................................................62

   7.8      REGULATORY ISSUES....................................................................................62

   7.9      NO PROHIBITION.......................................................................................62

ARTICLE VIII.  CONDITIONS PRECEDENT TO M-FLEX'S OBLIGATION TO CLOSE..............................................63

   8.1      NEGOTIATION AND EXECUTION OF TRANSACTION DOCUMENTS...................................................63

   8.2      ACCURACY OF REPRESENTATIONS..........................................................................63

   8.3      ENTREPORT'S, EP SUB'S, ISUCCEED'S, AND UNIVERSITY.COM'S PERFORMANCE..................................63

   8.4      DUE DILIGENCE REVIEW.................................................................................63

   8.5      ADDITIONAL DOCUMENTS.................................................................................64

   8.6      NO PROCEEDINGS.......................................................................................64

   8.7      PAYMENT OF TAXES; FILING OF TAX RETURNS..............................................................64

   8.8      FINANCING AND BUSINESS ISSUES........................................................................64

   8.9      REGULATORY ISSUES....................................................................................65

   8.10     NO PROHIBITION.......................................................................................66

   8.11     DISSENTING SHARES....................................................................................66

   8.12     THIRD-PARTY LIABILITIES; THIRD-PARTY RELEASES........................................................66

   8.13     THE SPIN-OFF.........................................................................................66

ARTICLE IX.  INDEMNIFICATION; REMEDIES...........................................................................67

   9.1      SURVIVAL OF REPRESENTATIONS, ETC.....................................................................67

                                                    -iii-
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   9.2      INDEMNIFICATIONS.....................................................................................67

ARTICLE X.  TERMINATION..........................................................................................70

   10.1     TERMINATION EVENTS...................................................................................70

   10.2     EFFECT OF TERMINATION................................................................................71

ARTICLE XI.  MISCELLANEOUS.......................................................................................71

   11.1     ASSIGNMENT...........................................................................................71

   11.2     NOTICES..............................................................................................72

   11.3     CHOICE OF LAW........................................................................................73

   11.4     ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS.............................................................73

   11.5     MULTIPLE COUNTERPARTS; BINDING NATURE................................................................73

   11.6     EXPENSES.............................................................................................74

   11.7     INVALIDITY...........................................................................................74

   11.8     PUBLICITY............................................................................................74

   11.9     BURDEN AND BENEFIT...................................................................................74

   11.10    CONSENT TO JURISDICTION..............................................................................74

   11.11    ATTORNEYS' FEES......................................................................................75

   11.12    REPRESENTATION BY COUNSEL............................................................................75

   11.13    TITLES...............................................................................................75

   11.14    NO INTERPRETATION AGAINST DRAFTER....................................................................75

   11.15    FURTHER ASSURANCES...................................................................................75

   11.16    INTERPRETATION.......................................................................................75


         LIST OF SCHEDULES AND EXHIBITS

         Schedule 2.3(f)(ii)       Capital Structure of EntrePort Delaware
         Schedule 2.3(f)(iv)       Stock Option Plan of EntrePort Delaware
         Schedule 2.4(a)           Allocation of the Merger Consideration
         Schedule 2.6(h)           Allocation of M-Flex Options and Substitute
                                   Options among the Substitute Optionholders
         Schedule 4.1              Organization and Good Standing
         Schedule 4.2(c)           Other Governmental Consents/Filings and
                                   Authorizations
         Schedule 4.3(a)           Outstanding Subscriptions, Calls,
                                   Commitment(s), Warrants or Options
         Schedule 4.3(b)           Issuances and Reservations of Capital Stock
                                   of iSucceed
         Schedule 4.3(d)           Subsidiaries and Ownership
         Schedule 4.6              Encumbrances; Real Property; and Leases
         Schedule 4.7              Accounts Receivable and Aging
         Schedule 4.8              Undisclosed Liabilities
         Schedule 4.10             Taxes
         Schedule 4.10(e)          Tax Elections
         Schedule 4.12(a)          Plans and Benefit Obligations
         Schedule 4.12(c)          Performance of Obligations
         Schedule 4.13(a)          Compliance with Legal Requirements
         Schedule 4.13(b)          Governmental Licenses and Permits

         Schedule 4.14             Absence of Proceedings
         Schedule 4.15             Ordinary Course of Business
         Schedule 4.16             Contracts
         Schedule 4.17             Insurance
         Schedule 4.20             Intellectual Property
         Schedule 4.23             Related Party Transactions
         Schedule 4.27             Brokers and Finders
         Schedule 5.1              Organization and Good Standing
         Schedule 5.2(c)           Other Governmental Consents/Filings and
                                   Authorizations
         Schedule 5.3(a)           Outstanding Subscriptions, Calls,
                                   Commitment(s), Warrants, or Options
         Schedule 5.3(b)           Issuances and Reservations of Capital Stock
                                   of iSucceed
         Schedule 5.6              Real Property; Leases; and Consents
         Schedule 5.7              Accounts Receivable and Aging
         Schedule 5.8              Undisclosed Liabilities
         Schedule 5.9(c)           Periods of Audits of Federal, State, and
                                   Local Tax Returns and Audit Notification
         Schedule 5.9(e)           Tax Elections
         Schedule 5.9(f)           Prior Affiliated Groups
         Schedule 5.9(g)           Tax Sharing Agreements
         Schedule 5.9(h)           Tax Partnerships and Single Member LLC's
         Schedule 5.11(a)          Plans and Benefit Obligations
         Schedule 5.11(c)          Performance of Obligations
         Schedule 5.12(a)          Compliance with Legal Requirements;
                                   Governmental Licenses, and Permits
         Schedule 5.12(b)          Licenses
         Schedule 5.13             Absence of Proceedings
         Schedule 5.14             Ordinary Course of Business
         Schedule 5.15             Contracts
         Schedule 5.15(a)(vii)     Contracts with Restrictive Covenants
         Schedule 5.16             Insurance
         Schedule 5.19             Intellectual Property
         Schedule 5.22             Related Party Transactions
         Schedule 5.24             Brokers and Finders
         Schedule 6.2              Authorization
         Schedule 6.5              Written Notices of Breaches of
                                   Representations and Warranties

         Exhibit 6.10              Form of Promissory Notes
         Exhibit 8.8.(d)           Certificate of Incorporation of EntrePort
                                   Delaware
         Exhibit 8.8(e)            By-Laws of EntrePort Delaware
         Exhibit 8.8(f)            Corporate Action of EntrePort Delaware
         Exhibit 9.2(g)            Form of Escrow Agreement

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (the "AGREEMENT"), dated as of August 28, 2002, is entered into by and among (i) EntrePort Corporation, a Florida corporation ("ENTREPORT"); (ii) EP Flex Merger Sub, Inc., a California corporation and a wholly-owned subsidiary of EntrePort ("EP SUB"); (iii) iSucceed.com, Inc., a Delaware corporation and a wholly-owned subsidiary of EntrePort ("ISUCCEED"); (iv) University.com, Inc., a Minnesota corporation and a wholly-owned subsidiary of EntrePort ("UNIVERSITY.COM"), and (v) Multi-Fineline Electronix, Inc., a California corporation ("M-FLEX"). Unless otherwise expressly indicated, any reference to EntrePort or M-Flex in this Agreement shall include such company and each and every Subsidiary thereof.

                                    RECITALS
                                    --------

         WHEREAS, EntrePort is a publicly-held company, with a class of securities publicly quoted on the OTC Electronic Bulletin Board, that lawfully offered and sold its securities in accordance with all applicable federal and state securities laws, rules, and regulations and files periodic reports with the Securities and Exchange Commission (the "COMMISSION") under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "EXCHANGE ACT"), pursuant to the requirements of Section 12(g) thereof;

         WHEREAS, effective immediately prior to the Closing EntrePort shall restructure itself and its holdings such that University.com shall become a wholly-owned subsidiary of iSucceed;

         WHEREAS, effective immediately prior to the Closing and with the exception of the shares of capital stock of iSucceed, EntrePort shall divest itself of all of its assets through the transfer thereof to either or both of iSucceed and University.com;

         WHEREAS, effective immediately prior to the Closing, EntrePort shall be relieved of all of its liabilities through the assumption thereof by either or both of iSucceed and University.com, which assumption shall include the full, absolute, and unconditional release of each and every EntrePort Liability as of the Closing and the release thereof in favor of EntrePort, EP Sub, M-Flex, the M-Flex Shareholders, and the directors, officers, affiliates, and agents of M-Flex by each holder of such a liability;

         WHEREAS, effective at or about Closing, EntrePort will "SPIN-OFF" iSucceed to its shareholders and, possibly, certain holders of Third-Party Liabilities in a transaction deemed to be a "tax-free" reorganization in accordance with the Internal Revenue Code of 1986, as amended, or any successor law (the "IRC");

         WHEREAS, the parties hereto desire that on the Closing Date, EP Sub will merge with and into M-Flex with M-Flex being the surviving corporation, in a transaction deemed to be a "tax-free" reorganization in accordance with the IRC, so that the separate existence of EP Sub will cease as soon as the Merger becomes effective, and M-Flex will thereafter continue as the surviving corporation and exist under the name it possesses immediately prior to the Merger;

         WHEREAS, the respective boards of directors of each of EntrePort, EP Sub, iSucceed, University.com, and M-Flex have approved the Merger pursuant to the terms of this Agreement and in accordance with the applicable provisions of the relevant corporate codes and all other applicable laws;

         WHEREAS, the respective shareholders of each of EntrePort, EP Sub, iSucceed, and M-Flex will be required to approve the Merger pursuant to the terms of this Agreement subsequent to the declaration of effectiveness of EntrePort's Registration Statement on Form S-4 by the Commission and the qualification thereof by the relevant state securities commissioners;

         WHEREAS, in connection with the Merger and the other transactions contemplated hereby, the parties hereto desire to set forth certain representations, warranties, and covenants made by each to the other or others as an inducement to the consummation of the Merger, upon the terms and subject to the conditions contained herein.

                                    AGREEMENT
                                    ---------

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS
                                   -----------

                  1.1 DEFINED TERMS. As used herein, the terms below shall have the following meanings. Any of such terms, unless the context otherwise requires, may be used in the singular or plural, depending upon the reference.

                  "ADVISORS" shall have the meaning set forth in Section 6.1.

                  "AFFILIATE" shall have the meaning set forth in the Exchange Act and the rules and regulations thereunder. Without limiting the foregoing, all directors and officers of a Person that is a corporation and all managing members of a Person that is a limited liability company shall be deemed Affiliates of such Person for all purposes hereunder.

                  "AGREEMENT" shall have the meaning set forth in the first paragraph of this Agreement.

                  "AGREEMENT OF MERGER" shall have the meaning set forth in
Section 2.2.

                  "BEST EFFORTS" shall mean the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible.

                  "BREACH" shall mean, and a breach of a representation, warranty, covenant, obligation, or other provision of this Agreement or any Transaction Documents will be deemed to have occurred, if there is or has been
(a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision.

                  "BUSINESS" shall mean all lines of business and all business activities of any kind historically or presently conducted by either M-Flex or any member of the EntrePort Group, as applicable.

                  "CCC" shall mean the California Corporations Code.

                  "CLAIM" shall have the meaning set forth in Section 9.2(d).

                  "CLAIM NOTICE" shall have the meaning set forth in Section 9.2(d).

                  "CLOSING" shall have the meaning set forth in Section 3.1.

                  "CLOSING DATE" shall have the meaning set forth in Section 10.1(f).

                  "COMMISSION" shall have the meaning set forth in the Recitals of this Agreement.

                  "CONFIDENTIAL INFORMATION" shall have the meaning set forth in
Section 6.1.

                  "CONSENT" shall mean any approval, consent, ratification, waiver, or other authorization (including, but not limited to, any Governmental Authorization and any approval, consent, ratification, waiver, or other authorization required in order properly to transfer any real property interest held by any of the parties hereto).

                  "CONSTITUENT CORPORATIONS" shall have the meaning set forth in
Section 2.2.

                  "CONTRACT" shall mean any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding and (a) under which either M-Flex or any member of the EntrePort Group, as applicable, has or may acquire any rights, (b) under which M-Flex or any member of the EntrePort Group, as applicable, has or may become subject to any obligation or liability, or (c) by which M-Flex or any member of the EntrePort Group, as applicable, or any of the assets owned or used by such party is or may become bound.

                  "DAMAGES" shall have the meaning set forth in Section 9.2(a).

                  "DESIGNATED DIRECTORS" shall have the meaning set forth in
Section 2.3(e).

                  "DISCLOSURE SCHEDULES" shall mean the schedules prepared and delivered by one party hereto to the other party hereto and dated as of the date hereof, which set forth the exceptions to the representations and warranties contained herein and certain other information called for by this Agreement. Unless otherwise specified, each reference in this Agreement to any numbered schedule is a reference to that numbered schedule which is included in the Disclosure Schedules.

                  "DISSENTING SHARES" shall mean the shares of M-Flex Stock held by M-Flex Shareholders who become entitled to payment for the fair value of their shares under the CCC if the CCC provides for such payment in connection with the Merger, and who have not effectively withdrawn or lost such right to payment and shall mean the shares of EntrePort Stock held by the shareholders of EntrePort who become entitled to payment for the fair value of their shares under the FBCA if the FBCA provides for such payment in connection with the Merger, and who have not effectively withdrawn or lost such right to payment.

                  "DOL" shall mean the United States Department of Labor or any successor agency.

                  "EFFECTIVE DATE" shall have the meaning set forth in Section 2.2.

                  "EFFECTIVE TIME" shall have the meaning set forth in Section 2.2.

                  "EMPLOYEES" shall mean all employees who are immediately prior to the closing (i) in the active employment of either M-Flex or any member of the EntrePort Group, as applicable, and are presently on the employee payroll or
(ii) on sick leave, short-term disability or other leave of absence approved by either M-Flex or any member of the EntrePort Group, as applicable.

                  "ENCUMBRANCE" shall mean any charge, claim, community property interest, condition, equitable interest, Lien, option, pledge, security interest, right of first refusal or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership, including but not limited to any covenant, condition, restriction, reservation, rights of way, easement or other title Encumbrance or title exception affecting any property or asset.

                  "ENTREPORT" shall have the meaning set forth in the first paragraph of this Agreement, it being understood and agreed that for purposes of the representations and warranties provided in Article IV and for all other provisions herein, the term "EntrePort" shall include EntrePort and each of its Subsidiaries, both individually and collectively.

                  "ENTREPORT AMENDED EQUITY PLAN" shall have the meaning set forth in Section 2.6(h).

                  "ENTREPORT EQUITY PLAN" shall have the meaning set forth in
Section 4.12(c)(iii).

                  "ENTREPORT DELAWARE" shall have the meaning set forth in
Section 8.9(d).

                  "ENTREPORT GROUP" shall mean EntrePort, EP Sub, iSucceed, and University.com, and it being understood and agreed that for purposes of the representations and warranties provided in Article IV and for all other provisions herein, the liability of each member of the EntrePort Group shall be joint and several.

                  "ENTREPORT GROUP'S CLOSING DOCUMENTS" shall have the meaning set forth in Section 4.2(a).

                  "ENTREPORT NOTES" shall mean those certain Secured Promissory Notes of EntrePort, iSucceed, and University.com in favor of M-Flex dated from and after June 4, 2002.

                  "ENTREPORT OPTION AGREEMENTS" shall have the meaning set forth in Section 2.6(h).

                  "ENTREPORT SHAREHOLDERS" shall mean the record holders of EntrePort Stock as of the record date for the EntrePort Special Meeting.

                  "ENTREPORT SPECIAL MEETING" shall mean the special meeting of the holders of EntrePort Stock as of the record date therefor to consider and vote upon the Transactions, as disclosed in the Registration Statement, including, but not limited to the items set forth in Section 2.3(f), the election of new directors of EntrePort, and the Spin-Off of iSucceed to its shareholders and, possibly, certain holders of Third-Party Liabilities.

                  "ENTREPORT STOCK" shall have the meaning set forth in Section 4.3(a).

                  "ENTREPORT'S ACCOUNTS RECEIVABLE" shall have the meaning set forth in Section 4.7.

                  "ENTREPORT'S ANNUAL FINANCIAL STATEMENTS" shall have the meaning set forth in Section 4.4(a).

                  "ENTREPORT'S AUDITORS" shall have the meaning set forth in
Section 4.4(a).

                  "ENTREPORT'S FINANCIAL STATEMENTS" shall have the meaning set forth in Section 4.4(c).

                  "ENTREPORT'S QUARTERLY BALANCE SHEET" shall have the meaning set forth in Section 4.7.

                  "ENTREPORT'S QUARTERLY FINANCIAL STATEMENTS" shall have the meaning set forth in Section 4.4(b).

                  "ENVIRONMENT" shall mean soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins and wetlands), groundwater, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life and any other environmental medium or natural resource.

                  "ENVIRONMENTAL LAWS" shall mean all federal, state, district, local and foreign laws and Legal Requirements, all rules or regulations promulgated thereunder and all orders, consent orders, judgments, notices, notice requirements, agency guidelines, policies or restrictions and licenses, permits or demand letters issued, promulgated or entered pursuant thereto, relating to pollution or protection of the Environment (including, without limitation, ambient air, surface water, ground water, the preservation or protection of waterways, drinking water, land surface, wildlife, plants or other natural resources), including without limitation (a) laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, materials, wastes or other substances into the Environment and (b) laws relating to the identification, generation, manufacture, processing, distribution, use, treatment, storage, disposal, recovery, transport or other handling of pollutants, contaminants, chemicals, industrial materials, wastes or other substances.

                  "EP SUB" shall have the meaning set forth in the first paragraph of this Agreement.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

                  "ESCROW" shall mean that certain escrow created through the execution of the Escrow Agreement.

                  "ESCROW AGENT" shall have the meaning set forth in Section 9.2(g).

                  "ESCROW AGREEMENT" shall have the meaning set forth in Section 9.2(g).

                  "EXCHANGE ACT" shall have the meaning set forth in the Recitals of this Agreement.

                  "FAMILY" shall mean, with respect to any individual, (a) the individual, (b) the individual's spouse, (c) any other natural Person who is related to the individual or the individual's spouse within the second degree and (d) any other natural Person who resides with such individual.

                  "FBCA" shall mean the Florida Business Corporation Act.

                  "FAIR MARKET VALUE" shall mean the volume-weighted average price of EntrePort Stock for the ten trading days immediately prior to any valuation event. If the EntrePort Stock is traded on a national exchange or on any tier of The Nasdaq Stock Market, the closing price for each such trading day shall be utilized. If the EntrePort Stock is quoted on the OTC Bulletin Board or in the Pink Sheets, then the average of the bid and asked prices for each such trading day shall be utilized. If there are no reported sales or quotations on any such trading day, then the trading day immediately preceding the commencement of such ten-day period shall be substituted therefor and so on.

                  "GAAP" shall mean United States generally accepted accounting principles and practices.

                  "GOVERNMENTAL AUTHORIZATION" shall mean any approval, Consent, license, permit, waiver or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

                  "GOVERNMENTAL BODY" shall mean any:

                  (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

                  (b) federal, state, local, municipal, foreign, or other government;

                  (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

                  (d) multi-national organization or body; or

                  (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

                  "INTELLECTUAL PROPERTY" shall mean all foreign and domestic
(a) patents, divisions of patents, continuations of patents and continuations-in-part of patents, (b) trademarks, service marks, trade dress, logos, trade names and corporate names, domain names, and 1-800, 1-888, 1-877, 1-866, and other "vanity" telephone numbers, whether or not registered, together with the goodwill of the business associated therewith, (c) copyrights (including, without limitation, rights of authorship and moral rights), whether or not registered, (d) registrations of and applications for registration of any of the foregoing, and the right to sue for past infringement of any of the foregoing, (e) renewals, extensions, reissuances, and revivals of the foregoing,
(f) computer software (other than off-the-shelf computer software), including, without limitation, source code, operating systems and specifications, data, databases, files, documentation and other materials related thereto, data and documentation, (g) trade secrets and confidential, technical and business information, and (h) technology (including know-how and show-how), inventions, methods, processes, research and development information, drawings, plans, proposals, technical data, copyrightable works, financial, marketing and business data, pricing information, business and marketing plans and materials, and distributor, policyholder, contract holder, and supplier lists and information, whether or not such Intellectual Property is licensed or sublicensed to either M-Flex or any member of the EntrePort Group, as applicable, from a third party or is Intellectual Property in and to which M-Flex or any member of the EntrePort Group, as applicable, holds, or has a right to hold, right, title, and interest.

                  "IRC" shall have the meaning set forth in the Recitals of this Agreement.

                  "IRS" shall mean the United States Internal Revenue Service or any successor agency.

                  "ISUCCEED" shall have the meaning set forth in the first paragraph of this Agreement.

                  "ISUCCEED STOCK" shall have the meaning set forth in Section 4.3(b).

                  "ISUCCEED AND UNIVERSITY.COM DEDUCTIBLE" shall have the meaning set forth in Section 9.2(f)(iii).

                  "ISUCCEED AND UNIVERSITY.COM INDEMNIFIED PARTIES" shall have the meaning set forth in Section 9.2(b).

                  "KNOWLEDGE" shall mean, and an individual will be deemed to have, "Knowledge" of a particular fact or other matter if:

                  (a) such individual is actually aware of such fact or other matter; or

                  (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

                  A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at Closing or at any time during the one-year period immediately prior thereto served, as a director, officer, or general partner (or in any similar capacity) of such Person, has, or at any time had, Knowledge of such fact or other matter.

                  "KNOWLEDGE OF EACH MEMBER OF THE ENTREPORT GROUP" or "KNOWLEDGE OF ANY MEMBER OF THE ENTREPORT GROUP" or other similar phrases shall also include, in addition to any Knowledge as defined above, the individual and collective Knowledge of David J. D'Arcangelo and William A. Shue, after due diligence.

                  "LEASES" shall have the meaning set forth in Section 4.6.

                  "LEGAL REQUIREMENT" shall mean any federal, state, local, municipal, foreign, international, multinational or other administrative order, judicial order, court judgment, arbitration award, executive order, constitution, law, ordinance, policy, principle of common law, regulation, statute, or treaty.

                  "LETTER OF INTENT" shall mean that certain letter agreement between M-Flex and EntrePort dated as of June 3, 2002.

                  "LIABILITY" shall mean any direct or indirect liability, indebtedness, obligation, commitment, expense, claim, deficiency, deferred income, guaranty or endorsement of or by any Person of any type, whether known, unknown, accrued, absolute, contingent, matured or unmatured.

                  "LICENSES" shall have the meaning set forth in Section 4.13(b), which definition shall be applicable to each member of the EntrePort Group and to M-Flex, as appropriate.

                  "LIEN" shall mean any mortgage, deed of trust, pledge, hypothecation, security interest, claim, lien or charge of any kind.

                  "MATERIAL ADVERSE EFFECT" or "MATERIAL ADVERSE CHANGE" shall mean any significant and substantial adverse effect or change in the condition (financial or other), business, results of operations, liabilities, or operations of any party, its business, and/or assets or on the ability of such party or its shareholders, as the case may be, to consummate the Merger, or any event or condition which could, with the passage of time, constitute a MATERIAL ADVERSE EFFECT or MATERIAL ADVERSE CHANGE.

                  "MATERIAL INTEREST" shall mean direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least ten percent (10%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least ten percent (10%) of the outstanding equity securities or equity interests in a Person.

                  "MERGER" shall mean the Merger and the other transactions contemplated hereby and in the Transaction Documents and, in connection therewith, shall include the meaning set forth in the Recitals of this Agreement.

                  "MERGER CONSIDERATION" shall have the meaning set forth in
Section 2.4(a).

                  "M-FLEX" shall have the meaning set forth in the first paragraph of this Agreement, it being understood and agreed that for purposes of the representations and warranties provided in Article V and for all other provisions herein, the term "M-Flex" shall include M-Flex and each of its Subsidiaries, both individually and collectively.

                  "M-FLEX CAP" shall have the meaning set forth in Section 9.2(f)(ii).

                  "M-FLEX CERTIFICATES" shall have the meaning set forth in
Section 2.6(a).

                   "M-FLEX DEDUCTIBLE" shall have the meaning set forth in
Section 9.2(f)(ii).

                  "M-FLEX INDEMNIFIED PARTIES" shall have the meaning set forth in Section 9.2(a).

                  "M-FLEX OPTIONS" shall have the meaning set forth in Section 2.4(a).

                  "M-FLEX SHAREHOLDERS" shall mean the record holders of M-Flex Stock as of the record date for the M-Flex Special Meeting.

                  "M-FLEX SPECIAL MEETING" shall mean the special meeting of the M-Flex Shareholders as of the record date therefor to consider and vote upon the Transactions, as disclosed in the Registration Statement, including, but not limited to the items set forth in Section 2.3(f), the election of new directors of EntrePort, and the Spin-Off of iSucceed to its shareholders and, possibly, certain holders of Third-Party Liabilities.

                  "M-FLEX STOCK" shall have the meaning set forth in Section 2.4(a).

                  "M-FLEX STOCK PLAN" shall have the meaning set forth in
Section 5.11(c)(iii).

                  "M-Flex'S ACCOUNTS RECEIVABLE" shall have the meaning set forth in Section 5.7.

                  "M-FLEX'S ANNUAL FINANCIAL STATEMENTS" shall have the meaning set forth in Section 7.4(b).

                  "M-FLEX'S AUDITORS" shall have the meaning set forth in
Section 7.4(b).

                  "M-FLEX'S CLOSING DOCUMENTS" shall have the meaning set forth in Section 5.2(a).

                  "M-FLEX'S FINANCIAL STATEMENTS" shall have the meaning set forth in Section 5.4.

                  "M-FLEX'S INTERIM FINANCIAL STATEMENTS" shall have the meaning set forth in Section 7.4(b).

                  "M-FLEX'S QUARTERLY BALANCE SHEET" shall have the meaning set forth in Section 5.6.

                  "MULTIEMPLOYER PLAN" shall have the meaning set forth in ERISA ss.ss. 3(37)(A) and 4001(a)(3).

                  "ORDER" shall mean any award, decision, injunction, judgment, order, ruling, subpoena or verdict entered, issued, made or rendered by any court, administrative agency or other Governmental Body or by any arbitrator.

                  "ORDINARY COURSE OF BUSINESS" shall describe any action taken by a Person if:

                  (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

                  (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is not required to be authorized by the EntrePort company (if any) of such Person; and

                  (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

                  "ORGANIZATIONAL DOCUMENTS" shall mean: (a) the articles or certificate of incorporation, all certificates of determination and designation, and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate or articles of limited partnership of a limited partnership;
(d) the operating agreement, limited liability company agreement and the certificate or articles of organization or formation of a limited liability company; (e) any charter or similar document adopted or filed in connection with the creation, formation or organization of a Person; and (f) any amendment to any of the foregoing.

                  "OTHER BENEFIT OBLIGATIONS" shall mean all obligations, arrangements or customary practices, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, Employees, or agents, other than obligations, arrangements and practices that are Plans. Other Benefit Obligations include employment agreements, consulting agreements under which the compensation paid does not depend upon the amount of service rendered, sabbatical policies, severance payment policies and fringe benefits within the meaning of IRC ss. 132.

                  "PENSION PLAN" shall have the meaning set forth in ERISA ss. 3(2)(A).

                  "PERSON" shall mean any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

                  "PLAN" shall have the meaning set forth in ERISA ss. 3(3).

                  "PROCEEDING" shall mean any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted by or against any Person or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

                  "PROPOSED ACQUISITION MERGER" shall have the meaning set forth in Section 6.6.

                  "REGISTRATION STATEMENT" shall mean EntrePort's registration statement on Form S-4 to be filed with and declared effective by the Commission.

                  "RELATED PERSON" shall mean with respect to a particular individual:

                  (a) each other member of such individual's Family;

                  (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

                  (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

                  (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor or trustee (or in a similar capacity).

                  With respect to a specified Person other than an individual:

                  (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

                  (b) any Person that holds a Material Interest in such specified Person;

                  (c) each Person that serves as a director, officer, partner, executor or trustee of such specified Person (or in a similar capacity);

                  (d) any Person in which such specified Person holds a Material Interest;

                  (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

                  (f) any Related Person of any individual described in clause
         (b) or (c).

                  "REPRESENTATIVE" shall mean any officer, director, principal, attorney, agent, Employee, or other representative.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "SHAREHOLDERS' REPRESENTATIVE" shall have the meaning set forth in Section 9.2(g).

                  "SPIN-OFF" shall have the meaning set forth in the Recitals of this Agreement.

                  "SUBSIDIARY" shall mean, with respect to any Person (for the purposes of this definition, the "OWNER"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries.

                  "STATE SECURITIES DEPARTMENTS" shall mean those agencies of each state to which application needs to be made to qualify the issuance of the EntrePort Stock in connection with the Merger and the issuance of shares of iSucceed Stock in connection with the Spin-Off.

                  "SUBSTITUTE OPTION" shall have the meaning set forth in
Section 2.6(h).

                  "SUBSTITUTE OPTIONHOLDER" shall have the meaning set forth in
Section 2.6(h).

                  "SURVIVING CORPORATION" shall have the meaning set forth in
Section 2.2.

                  "TAX" shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, escheat, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

                  "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                  "THREATENED" shall describe any claim, Proceeding, dispute, action, or other matter if (i) any demand or statement has been made (orally or in writing) with respect to such claim, Proceeding, dispute, action or other matter, (ii) any notice has been given (orally or in writing) with respect thereto, or (iii) any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action or other matter is likely to be asserted, commenced, taken or otherwise pursued in the future.

                  "THIRD-PARTY LIABILITIES" shall have the meaning set forth in
Section 6.9.

                  "THIRD-PARTY RELEASES" shall have the meaning set forth in
Section 6.9.

                  "TRANSACTION DOCUMENTS" shall mean this Agreement and all instruments executed, filed, or otherwise prepared, exchanged, or delivered in accordance with this Agreement.

                  "TRANSACTIONS" shall mean the Merger and the other transactions contemplated hereby and in the Transaction Documents.

                  "TRANSFER TAXES" shall have the meaning set forth in Section 6.8(b).

                  "UNIVERSITY.COM" shall have the meaning set forth in the first paragraph of this Agreement.

                                   ARTICLE II.

                                   THE MERGER
                                   ----------

                  2.1      APPROVAL OF THE MERGER.

                  The Merger and the Transaction Documents have been adopted and approved by the board of directors of M-Flex in a manner allowed under the CCC and by the board of directors of EntrePort in a manner allowed under the FBCA. The Merger and the Transaction Documents require the approval by the M-Flex Shareholders in a manner allowed under the CCC and by the shareholders of EntrePort in a manner allowed under the FBCA, all as subject to the disclosure to be provided in the Registration Statement.

                  2.2      THE MERGER.

                  Subject to and promptly following the satisfaction or waiver of all the conditions precedent to the Merger set forth herein, the parties hereto shall cause the Merger to be consummated by filing with the Secretary of State of the State of California, an Agreement of Merger (the "AGREEMENT OF MERGER"), with an officer's certificate of each Constituent Corporation (as defined below) attached, in such form or forms as are required by, and executed in accordance with, the relevant provisions of the CCC (the time of such filing being the "EFFECTIVE TIME" and the date upon which the Effective Time occurs, the "EFFECTIVE DATE"). At the Effective Time, in accordance with this Agreement and the CCC, EP Sub shall be merged with and into M-Flex, the separate existence of EP Sub (except as may be continued by operation of law) shall cease and M-Flex shall continue as the surviving corporation under the corporate name it possesses immediately prior to the Effective Time. M-Flex and EP Sub are sometimes referred to herein as the "CONSTITUENT CORPORATIONS" and M-Flex is sometimes referred to herein as the "SURVIVING CORPORATION." Provided that this Agreement has not been earlier terminated as provided herein, the parties hereto shall use commercially reasonable efforts to cause the Agreement of Merger to be filed with the Secretary of State of the State of California so that the Effective Time occurs on the Closing Date.

                  2.3      EFFECTS OF THE TRANSACTIONS.

                  (a) EFFECTS ON THE CONSTITUENT CORPORATIONS. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of CCC. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the rights and property of M-Flex and EP Sub shall vest in the Surviving Corporation, and all debts and liabilities of M-Flex and EP Sub shall become the debts, liabilities, and duties of the Surviving Corporation. If, at any time after the Effective Time, the Surviving Corporation considers or is advised by counsel that any deeds, bills of sale, assignments, assurances, or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties, or assets of either M-Flex or EP Sub, or otherwise to carry out the intent and purposes of this Agreement, the officers and directors of the Surviving Corporation will be authorized, to execute and deliver, in the name and on behalf of each of M-Flex and EP Sub, all such deeds, bills of sale, assignments, and assurances and to take and do, in the name and on behalf of each of M-Flex and EP Sub, all such other actions and things as the board of directors of the Surviving Corporation may determine to be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the intent and purposes of this Agreement. As of the Effective Time, the Surviving Corporation will be a wholly-owned Subsidiary of EntrePort.

                  (b) ARTICLES OF INCORPORATION OF SURVIVING CORPORATION. The Articles of Incorporation of M-Flex in effect immediately prior to the Effective Time shall, from and after the Effective Time, be the Articles of Incorporation of the Surviving Corporation until thereafter further amended as provided by law.

                  (c) BYLAWS OF THE SURVIVING CORPORATION. The Bylaws of M-Flex in effect immediately prior to the Effective Time shall, from and after the Effective Time, be the bylaws of the Surviving Corporation until thereafter further amended as provided by law.

                  (d) DIRECTORS OF SURVIVING CORPORATION. The persons serving as members of M-Flex's board of directors immediately prior to the Effective Time shall, from and after the Effective Time, serve as the members of the board of directors of the Surviving Corporation until changed by the board of directors of EntrePort.

                  (e) DIRECTORS OF ENTREPORT. As of the Effective Time, but conditioned on the occurrence of the Effective Time, at the EntrePort Special Meeting, the shareholders of EntrePort shall elect such individuals as may be designated by the management of M-Flex in writing and as were included in the Registration Statement, which persons shall have agreed to serve as directors of EntrePort (the "DESIGNATED DIRECTORS"). As of the Effective Time, all directors who are not Designated Directors shall resign from the board of directors of M-Flex. The Designated Directors will hold office until their respective successors are duly elected or appointed and qualify in the manner provided in the Articles of Incorporation and bylaws of EntrePort, or as otherwise provided by applicable law.

                  (f) ENTREPORT CORPORATE APPROVALS. As of the Effective Time, but conditioned on the occurrence of the Effective Time, the shareholders of EntrePort shall have (i) approved a change in EntrePort's state of domicile from Florida to Delaware, (ii) modified EntrePort's capital structure to conform to that structure set forth on SCHEDULE 2.3(F)(II) attached hereto, (iii) approved a change in EntrePort's name to "EntrePort Delaware" or such other name as M-Flex shall specify prior to the Commission declaring the Registration Statement effective, and (iv) approved a stock option plan to conform to that structure set forth on SCHEDULE 2.3(F)(IV) attached hereto.

                  2.4      MERGER CONSIDERATION.

                  (a) CONSIDERATION. Each share of common stock, no par value per share, of M-Flex that was issued and outstanding immediately prior to the Effective Time ("M-FLEX STOCK") shall, without any further action on the part of EntrePort, EP Sub, M-Flex, or the holders of any securities in M-Flex, automatically be converted into the right to receive _____ shares of EntrePort Stock, following any split or consolidation of EntrePort Stock effectuated in connection with the Merger or otherwise. If such automatic conversion would result in the issuance of a fractional share of EntrePort Stock to an M-Flex Shareholder, EntrePort shall increase such issuance to the next higher full share to each such M-Flex Shareholder (such aggregate amount of EntrePort Stock constituting the "MERGER CONSIDERATION"). The Merger Consideration shall be allocated among the Shareholders as set forth in SCHEDULE 2.4(A) attached hereto. For the purpose of this Section 2.4, the fully-diluted and as-issued shares of common stock of M-Flex shall consist of shares: (i) of M-Flex Stock; PLUS (ii) the number of shares of capital stock of M-Flex issuable upon exercise of all options to purchase such capital stock of M-Flex ("M-FLEX OPTIONS") outstanding immediately prior to the Effective Time (prior to any cancellation or substitution of M-Flex Options, and regardless of whether such M-Flex Options are unvested, subject to any right of repurchase, risk of forfeiture, or other condition in favor of M-Flex at such time); PLUS (iii) the number of shares of capital stock of M-Flex issuable immediately prior to the Effective Time in connection with any other options, warrants, calls, rights, exchangeable or convertible securities, commitments or agreements of any character, written or oral, to which M-Flex is a party or by which it is bound obligating M-Flex to issue, deliver, sell or cause to be issued, delivered or sold. Accordingly, at the Closing, EntrePort shall issue to the M-Flex Shareholders that number of shares of EntrePort Stock such that the M-Flex Shareholders and the holders of the M-Flex Options (including any holders identified in subsection (iii) in the preceding sentence) shall own an aggregate of 96.5% of the then-issued and outstanding shares of EntrePort Stock, on a fully-diluted basis.

                  (b) CONVERSION OF CAPITAL STOCK OF EP SUB. Each share of the capital stock of EP Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

                  2.5      DISSENTING SHARES.

                  Notwithstanding anything in this Agreement to the contrary, Dissenting Shares, if any, shall not be converted into the right to receive a PRO RATA portion of the Merger Consideration, but holders of such Dissenting Shares shall, if they perfect and do not withdraw their rights with respect thereto, be entitled to receive payment of the appraised value of such shares subject to and in accordance with the provisions of Sections 1300 through 1312 of the CCC. The Surviving Corporation shall direct all negotiations and proceedings with respect to demands for appraisals under the CCC.

                  2.6      SURRENDER AND PAYMENT.

                  (a) At the Effective Time, each holder of shares of M-Flex Stock that are not Dissenting Shares and that have been converted into the right to receive the Merger Consideration shall deliver to EntrePort, through the Secretary of M-Flex, certificates that, prior to the Effective Time, represented such shares of M-Flex Stock (the "M-FLEX CERTIFICATES").

                  (b) At the Effective Time, EntrePort shall deliver to the Secretary of M-Flex, in his capacity as an exchange agent and on behalf and for the benefit of the M-Flex Shareholders, the aggregate Merger Consideration, in certificated form and registered in the names of each such M-Flex Shareholder, to be distributed to the M-Flex Shareholders in accordance with Section 2.5(a) hereof. Following the Effective Time, the Secretary of M-Flex shall deliver to each M-Flex Shareholder, promptly upon receiving notice from EntrePort that such holder has tendered M-Flex Certificates evidencing all shares of M-Flex Stock owned by such M-Flex Shareholder to EntrePort (or, in lieu thereof, an affidavit of lost certificate with indemnity in form and substance reasonably satisfactory to EntrePort), such holder's PRO RATA share of the Merger Consideration by certificate representing EntrePort Shares. Until surrendered, each M-Flex Certificate shall after the Effective Time represent only the right to receive the Merger Consideration from EntrePort.

                  (c) At and after the Effective Time, each holder of a M-Flex Certificate that represented issued and outstanding shares of M-Flex Stock immediately prior to the Effective Time shall cease to have any rights as a holder of securities of M-Flex, except for the right to surrender its, his, or her M-Flex Certificate or Certificates in exchange for the Merger Consideration or to perfect its, his, or her right to receive payment for Dissenting Shares pursuant to the CCC, if applicable. If, after the Effective Time, M-Flex Certificates are presented to the Surviving Corporation they shall be cancelled and exchanged for that amount of the Merger Consideration as may be required in accordance with the procedures set forth in this Article II.

                  (d)      SURRENDER OF M-FLEX CERTIFICATES.

                           (i) The M-Flex Shareholders who desire to receive payment of the Merger Consideration allocable to their shares of M-Flex Stock at the Effective Time shall: (A) surrender to the Secretary of M-Flex for tender to EntrePort at the Closing M-Flex Certificate(s) representing the shares of M-Flex Stock for which they desire payment at the Effective Time and any other required documents. At the Effective Time, EntrePort shall instruct the Secretary of M-Flex to pay to each M-Flex Shareholder surrendering M-Flex Certificate(s) and the other documents required to be delivered in accordance with the previous sentence, such holder's PRO RATA share of the Merger Consideration by certificate representing EntrePort Shares with respect to the shares of M-Flex Stock represented by such M-Flex Certificate(s) surrendered at the Closing, immediately following the Effective Time.

                           (ii) As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall send or cause to be sent a notice and letter of transmittal form (which shall specify that delivery shall be effective and risk of loss and title to M-Flex Certificates shall pass, only upon proper receipt of M-Flex Certificate
         (s) by M-Flex as described therein) to each holder of a M-Flex Certificate (other than those representing and Dissenting Shares), advising such holder of the effectiveness of the Merger and the procedure for surrendering such M-Flex Certificate for exchange into the Merger Consideration payable in respect of M-Flex Stock represented thereby. Each such holder of M-Flex Stock, upon surrender of each of its, his, or her M-Flex Certificate(s), together with a duly executed copy of a letter of transmittal, shall be entitled to receive the Merger Consideration, without interest thereon, with respect to M-Flex Stock represented by such M-Flex Certificate(s) in accordance with the provisions of this Article II.

                           (iii) If the Merger Consideration (or any portion thereof) is to be paid to a Person other than the Person in whose name M-Flex Certificate surrendered in exchange therefor is registered, it shall be a condition to the payment of the Merger Consideration that M-Flex Certificate so surrendered shall be properly endorsed or accompanied by appropriate stock powers and otherwise be in proper form for transfer, that such transfer otherwise be proper and that the Person requesting such transfer pay to the Surviving Corporation, any transfer or other Taxes payable by reason of the foregoing or establish to the satisfaction of the Surviving Corporation that such Taxes have been paid or are not required to be paid.

                           (iv) No interest, dividends or other distributions declared or made after the Effective Time with respect to M-Flex Stock shall be paid or shall accrue to the holder of any unsurrendered M-Flex Certificate with respect to the shares of M-Flex Stock represented thereby, until the holder of such M-Flex Certificate shall surrender such M-Flex Certificate as provided herein.

                  (e) DELIVERY OF MERGER CONSIDERATION. At the Effective Time, M-Flex shall make available through delivery of the aggregate Merger Consideration to the Secretary of M-Flex, and each holder of M-Flex Stock shall be entitled to receive upon surrender to the Secretary of M-Flex of any M-Flex Certificate(s) for cancellation together with any reasonable supporting documentation requested by M-Flex, including a tax identification number. Upon such surrender of each M-Flex Certificate, such M-Flex Certificate shall forthwith be cancelled. Until so surrendered, each M-Flex Certificate shall be deemed for all corporate purposes to evidence only the right to receive upon such surrender the amount of Merger Consideration into which M-Flex Stock represented thereby shall have been entitled to receive.

                  (f) NO FURTHER OWNERSHIP RIGHTS IN M-FLEX STOCK. After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of M-Flex Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, M-Flex Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this
Article II, except as otherwise provided by law.

                  (g) LOST, STOLEN, OR DESTROYED M-FLEX CERTIFICATES. In the event that any M-Flex Certificate(s) shall have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the Person claiming such M-Flex Certificate to be lost, stolen or destroyed and, if reasonably required by M-Flex, the posting by such Person of a bond in such reasonable amount as M-Flex may direct as indemnity against any claim that may be made against it with respect to such M-Flex, M-Flex will issue in exchange for such lost, stolen, or destroyed M-Flex Certificate the Merger Consideration due with respect thereto, as provided in this Article II.

                  (h) M-FLEX OPTIONS, SUBSTITUTE OPTIONS, AND SUBSTITUTE OPTIONHOLDERS. Immediately prior to the Effective Time, all of the unexpired and unexercised M-Flex Options shall be cancelled and, effective as of the Effective Time, EntrePort shall grant an option under either the stock option plan referenced in Section 2.3(f)(iv) or the Amended and Restated EntrePort Corporation 1999 Stock Option and Grant Plan (the "ENTREPORT AMENDED EQUITY PLAN") in substitution for each M-Flex Option (a "SUBSTITUTE OPTION"). M-Flex shall determine, using commercially reasonable judgment, under which plan the Substitute Options will be granted. Each Substitute Option shall thereafter be exercisable for that number of shares of EntrePort Stock as such holder thereof (a "SUBSTITUTE OPTIONHOLDER") would have received if such M-Flex Option had been exercised immediately prior to the Effective Time. The exercise price of each Substitute Option shall maintain a substantially equivalent economic value as the M-Flex Option immediately prior to the Effective Time. The allocation of M-Flex Options and Substitute Options among the Substitute Optionholders is set forth next to the name of each Substitute Optionholder in SCHEDULE 2.6(h) attached hereto. In addition, EntrePort shall enter into option agreements (the "ENTREPORT OPTION AGREEMENTS") effective as of the Effective Time with each Substitute Optionholder with respect to the Substitute Options granted to such Substitute Optionholder. Upon issuance, the Substitute Options will be exercisable and vested to the same degree and on the same schedule as the M-Flex Options being so substituted.

                                  ARTICLE III.

                                     CLOSING
                                     -------

                  3.1      CLOSING.

                  Upon the terms and subject to the conditions set forth herein, the closing of the Merger (the "CLOSING") shall be held at 10:00 a.m., local time, on the Closing Date at the offices of Bryan Cave LLP, 2020 Main Street, Suite 600, Irvine, California 92614, or at such other time or on such other date at such other place as the parties hereto may mutually agree.

                  3.2      DELIVERIES AT CLOSING.

                  (a) DELIVERIES MADE BY ENTREPORT, EP SUB, ISUCCEED, AND UNIVERSITY.COM TO M-FLEX, THE SECRETARY OF M-FLEX, OR THE M-FLEX SHAREHOLDERS. EntrePort, EP Sub, iSucceed, and Universty.com shall deliver to the Secretary of M-Flex for the benefit of M-Flex or the M-Flex Shareholders, as appropriate, the following:

                           (i) EntrePort shall deliver the Merger Consideration, in each case in the amounts set forth next to the name of each M-Flex Shareholder on SCHEDULE 2.4 attached hereto.

                           (ii) ENTREPORT, EP SUB, ISUCCEED, AND UNIVERSITY.COM CERTIFICATES. Each of EntrePort, EP Sub, iSucceed, and University.com shall furnish M-Flex and the M-Flex Shareholders with such certificates of their respective officers and others to evidence compliance with the conditions set forth in this Agreement as may be reasonably requested by M-Flex and the M-Flex Shareholders, which shall include, but not be limited to:

                                    (A) A certificate executed by the Secretary
                  or an Assistant Secretary of each of EntrePort, EP Sub, iSucceed, and University.com certifying as of the Closing Date
                  (I) a true and complete copy of the Organizational Documents of EntrePort, EP Sub, iSucceed, and University.com, as the case may be, certified as of a recent date by the Secretary of State of Delaware, California, Delaware, or Minnesota, as the case may be, (II) a true and complete copy of the resolutions of the board of directors of each of EntrePort, EP Sub, iSucceed, and University.com authorizing the execution, delivery, and performance of this Agreement by EntrePort, EP Sub, iSucceed, and University.com, as the case may be, and the consummation of the transactions contemplated hereby and (III) incumbency matters; and

                                    (B) A certificate of the appropriate
                  Secretary of State certifying the good standing of EntrePort, EP Sub, iSucceed, and University.com in their respective States of incorporation and all states in which EntrePort, EP Sub, iSucceed, or University.com, as the case may be, is qualified to do business.

                           (iii) OPINION OF COUNSEL TO ENTREPORT, EP SUB, ISUCCEED, AND UNIVERSITY.COM. At the Closing, EntrePort, EP Sub, iSucceed, and University.com shall deliver to the Shareholders an opinion of Oppenheimer, Wolff & Donnelly LLP, counsel to EntrePort, EP Sub, iSucceed, and University.com, dated as of the Closing Date, in form and substance reasonably satisfactory to the parties and customary in transactions of the type contemplated by this Agreement.

                  (b) DELIVERIES MADE BY M-FLEX, THE SECRETARY TO M-FLEX, OR THE M-FLEX SHAREHOLDERS TO ENTREPORT, EP SUB, ISUCCEED, OR UNIVERSITY.COM. The Shareholders shall deliver to EntrePort and EP Sub the following:

                           (i) M-FLEX STOCK CERTIFICATES. At the Closing, the Shareholders shall deliver to EntrePort and EP Sub certificates evidencing all of the issued and outstanding shares of M-Flex Stock owned by the M-Flex Shareholders, directly or indirectly, duly endorsed in blank for transfer or accompanied by stock powers duly executed in blank.

                           (ii) CERTIFICATES OF M-FLEX. M-Flex will furnish EP Sub, iSucceed, and University.com with such certificates of the officers of M-Flex to evidence compliance with the conditions set forth in this Agreement as may be reasonably requested by EP Sub, EP Sub, iSucceed, and University.com, which shall include, but not be limited to:

                                    (A) A certificate executed by the Secretary
                  or an Assistant Secretary of M-Flex certifying as of the Closing Date (I) a true and complete copy of the Organizational Documents of M-Flex certified as of a recent date by the Secretary of State of California, (II) a true and complete copy of the resolutions of the board of directors of M-Flex authorizing the execution, delivery, and performance of this Agreement by M-Flex and the consummation of the transactions contemplated hereby and (III) incumbency matters; and

                                    (B) A certificate of each appropriate
                  Secretary of State certifying the good standing of M-Flex in its state of incorporation and all states in which it is qualified to do business.

                           (iii) OPINION OF COUNSEL TO M-FLEX. At the Closing, M-Flex shall deliver to EP Sub EP Sub, iSucceed, and University.com an opinion of Bryan Cave LLP, counsel to M-Flex, dated as of the Closing Date, in form and substance reasonably satisfactory to the parties and customary in transactions of the type contemplated by this Agreement.

                  3.3      OTHER CLOSING TRANSACTIONS.

                  (a) ENTREPORT NOTES. At the Closing, M-Flex shall fully and completely release and discharge University.com, its directors, officers, and shareholders, Affiliates, Related Parties, successors, and assigns, as a co-maker of the EntrePort Notes. M-Flex shall execute and deliver such other and further documents as may be necessary to release University.com, and its assets from liability thereunder, including but not limited to lien releases, payoff documentation, and the like.

                  (b) AGREEMENT OF MERGER. The Agreement of Merger and other necessary materials will have been filed with the Secretary of State of California.

                                   ARTICLE IV.

              REPRESENTATIONS AND WARRANTIES OF ENTREPORT, EP SUB,
              ----------------------------------------------------
                          ISUCCEED, AND UNIVERSITY.COM
                          ----------------------------

                  EntrePort, EP Sub, iSucceed, and University.com, hereby jointly and severally represent and warrant to M-Flex and the M-Flex Shareholders that the following representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct. The Disclosure Schedules shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article IV and the disclosure in any paragraph shall qualify other paragraphs in this Article IV only to the extent that it is reasonably apparent from a reading of such disclosure through appropriate cross-referencing that it also qualifies or applies to such other paragraphs.

                  4.1      ORGANIZATION AND GOOD STANDING.

                  Each member of the EntrePort Group is duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation, with full corporate power and authority to own, operate, or lease their respective assets and conduct their respective Business. Each member of the EntrePort Group is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction where the character of its properties owned, operated or leased, or the nature of their respective activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on each member of the EntrePort Group, as appropriate. SCHEDULE 4.1 attached hereto contains a complete and accurate list of jurisdictions in which each member of the EntrePort Group is authorized to do business.

                  4.2      AUTHORITY; NO CONFLICT.

                  (a) Each of this Agreement and the other Transaction Documents to which any member of the EntrePort Group is a party (collectively, the "ENTREPORT GROUP'S CLOSING DOCUMENTS") has been duly executed and delivered by each member of the EntrePort Group, to the extent that each is a party thereto, and constitutes the legal, valid, and binding obligations of each member of the EntrePort Group, as the case may be, enforceable against each member of the EntrePort Group in accordance with their respective terms, in each case except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, and other similar laws affecting creditors' rights generally and
(ii) the general principles of equity, regardless of whether asserted in a proceeding in equity or at law. Each member of the EntrePort Group has all requisite power, authority, and capacity to execute and deliver the EntrePort Group's Closing Documents and to perform their respective obligations thereunder.

                  (b) Assuming all consents, approvals, authorizations, and other actions required by this Agreement to effect the Transactions have been obtained or made, as applicable, the execution, delivery, and performance of the EntrePort Group's Closing Documents by each member of the EntrePort Group shall not, directly or indirectly (with or without notice or lapse of time):

                           (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of any of member of the EntrePort Group or (B) any resolution or other action adopted or taken by the respective board of directors or the shareholders of any member of the EntrePort Group;

                           (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge, any of the Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which any member of the EntrePort Group or any of the assets owned or used by any member of the EntrePort Group may be subject;

                           (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by any member of the EntrePort Group or that otherwise relates to the respective business of, or any of the assets owned or used by, any member of the EntrePort Group;

                           (iv) cause any member of the EntrePort Group to become subject to, or to become liable for the payment of, any Tax;

                           (v) cause any of the assets owned by any member of the EntrePort Group to be reassessed or revalued by any taxing authority or other Governmental Body;

                           (vi) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Contract to which any member of the EntrePort Group is a party or by which any member of the EntrePort Group may be bound;

                           (vii) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by any member of the EntrePort Group; or

                           (viii) result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to any Person any rights of termination, amendment, acceleration, or cancellation of, or result in the creation of any Encumbrance on any of the shares of capital stock of any member of the EntrePort Group or any of the assets of any member of the EntrePort Group pursuant to, any note, bond, mortgage, indenture, Contract, agreement, lease, license, permit, franchise, or other instrument to which any member of the EntrePort Group is a party or by which any of the shares of capital stock of any member of the EntrePort Group are bound or affected, for contraventions, conflicts, violations, revocations, withdrawals, suspensions, modifications, Breaches, defaults, rights of termination, amendment, acceleration, or cancellation, or creations of Encumbrances , that would not, individually or in the aggregate, have a Material Adverse Effect on any member of the EntrePort Group.

                  (c) Except as set forth in SCHEDULE 4.2(c) attached hereto, execution and delivery of this Agreement by each member of the EntrePort Group does not, or shall not require any Consent, approval, authorization, qualification, or other action by, or filing with or notification to, any Governmental Body or any other Person, including, without limitation, any approval of the shareholders of any member of the EntrePort Group.

                  4.3      CAPITALIZATION.

                  (a) Ownership of EntrePort. The authorized capital of EntrePort immediately prior to the Closing consists solely of (i) 50,000,000 shares of common stock, $0.001 par value per share, of which 19,770,001 shares are issued and outstanding and constitute the stock of EntrePort (the "ENTREPORT STOCK"), and (ii) no shares of preferred stock. As of the date hereof, 2,727,608 shares of EntrePort Stock are reserved for issuance upon exercise of subscriptions, calls, commitments, stock options, warrants, or other rights or conversion rights incorporated in convertible debt or other instruments granted by EntrePort, the details of each of which are set forth on SCHEDULE 4.3(a) attached hereto and all of which will be cancelled effective as of the Closing Date. Between the date hereof and the Closing Date, EntrePort will not issue or grant any additional subscriptions, calls, commitments, stock options, warrants, or other rights or conversion rights incorporated in convertible debt or other instruments. All of the outstanding shares of capital stock and other equity interests of EntrePort are and will be, as of the Closing Date, duly authorized, validly issued, fully paid, and non-assessable and were issued in compliance with all federal and state securities laws. There are no Contracts relating to the issuance, sale, or transfer of any shares of capital stock or other securities of EntrePort. Except as set forth in SCHEDULE 4.3(a) attached hereto, there are no outstanding subscriptions, calls, commitments, warrants, options, or convertible debt or other instruments for the purchase or other acquisition of shares of any capital stock or other securities of EntrePort from EntrePort or any securities convertible into or exchangeable for shares of capital stock or other securities issuable by EntrePort, or any other commitments of any kind for the issuance of additional shares of capital stock or other securities issuable by EntrePort. None of the outstanding capital stock or equity interests or other securities of EntrePort was issued in violation of the Securities Act or any other Legal Requirement.

                  (b) Ownership of iSucceed. As of the date of this Agreement, the authorized capital of iSucceed consists solely of (i) 10,000,000 shares of common stock $.001 par value per share (the "ISUCCEED STOCK"), of which 1,000 shares are issued and outstanding and owned of record and beneficially by EntrePort and (ii) no shares of preferred stock. Between the date of this Agreement and the Effective Time, iSucceed shall restructure itself in preparation for and in connection with the Transactions, including the creation of preferred classes of shares, as a result of which, as of the Effective Time, the number of shares of its capital stock issued and outstanding, reserved for issuance to (i) holders of EntrePort Stock as of the Effective Time (or such other date as EntrePort may designate),(ii) various creditors of members of the EntrePort Group, (iii) brokers or finders in respect of the Transactions, (iv) holders of subscriptions, calls, commitments, stock options, warrants, or other rights or conversion rights granted by iSucceed, and (v) any other Persons, all of which issuances and reservations will be set forth on SCHEDULE 4.3(b) attached hereto, which SCHEDULE 4.3(b) iSucceed will provide to M-Flex as soon as practicable prior to the Effective Time. All of the outstanding shares of capital stock and other equity interests of iSucceed are and will be, as of the Effective Time, duly authorized, validly issued, fully paid, and non-assessable. None of the outstanding capital stock or equity interests or other securities of iSucceed issued through the date of this Agreement was, and none of the capital stock or equity interests or other securities of iSucceed contemplated by this Agreement will be, issued in violation of the Securities Act or any other Legal Requirement.

                  (c) Ownership of University.com. The authorized capital of University.com immediately prior to the Closing consists solely of (i) 1,000 shares of common stock, $.01 par value per share, of which 1,000 shares are issued and outstanding and constitute the stock of University.com, and (ii) no shares of preferred stock. As of the date hereof and as of the Closing Date, no shares of University.com capital stock are or will be reserved for issuance, except for shares of University.com's common stock reserved for issuance to iSucceed as of the Effective Time. All of the outstanding shares of capital stock and other equity interests of University.com are and will be, as of the Effective Time, duly authorized, validly issued, fully paid, and non-assessable. Except in respect of the issuance referenced in this subsection (c), there are no Contracts relating to the issuance, sale, or transfer of any shares of capital stock or other securities of University.com. There are no outstanding subscriptions, calls, commitments, warrants, options, or convertible debt or other instruments for the purchase or other acquisition of shares of any capital stock or other securities of University.com or any securities convertible into or exchangeable for shares of capital stock or other securities issuable by University.com, or any other commitments of any kind for the issuance of additional shares of capital stock or other securities issuable by University.com. None of the outstanding capital stock or equity interests or other securities of University.com was issued in violation of the Securities Act or any other Legal Requirement.

                  (d) Subsidiaries. Except for those Subsidiaries set forth in
SCHEDULE 4.3(d) attached hereto, none of the members of the EntrePort Group has any Subsidiaries and has any direct or indirect stock or other equity or ownership interest (whether controlling or not), or any Contract to acquire any such interest, in any corporation, association, partnership, joint venture or other entity.

                  4.4      ENTREPORT'S FINANCIAL STATEMENTS.

                  (a) In connection with its Annual Reports on Form 10-KSB, EntrePort has filed with the Commission its consolidated financial statements for the fiscal years ended December 31, 1999 and 2000, including, in each case, the notes thereto for each of the fiscal years then ended, together with the report thereon of Ernst & Young LLP, independent auditors, and for the fiscal year ended December 31, 2001, including the notes thereto for the fiscal year then ended, together with the report thereon of Lavine, Lofgren, Morris & Engelberg, LLP, independent auditors, who are qualified to practice before the Commission ("ENTREPORT'S AUDITORS") (collectively, "ENTREPORT'S ANNUAL FINANCIAL STATEMENTS").

                  (b) In connection with its Quarterly Reports on Form 10-QSB for the fiscal quarters ended March 31, 2002, and June 30, 2002, EntrePort has filed with the Commission its consolidated financial statements for the fiscal quarters ended March 31, 2002, and June 30, 2002 (without notes and subject to year-end adjustments), reviewed by EntrePort's Auditors (collectively, "ENTREPORT'S QUARTERLY FINANCIAL STATEMENTS").

                  (c) EntrePort's Annual Financial Statements and EntrePort's Quarterly Financial Statements (collectively, "ENTREPORT'S FINANCIAL STATEMENTS") fairly and accurately present the financial condition and the results of operations, income, expenses, assets, liabilities, changes in shareholders' equity, and cash flows of EntrePort, on a consolidated basis, as of the respective dates of, and for the periods referred to in, EntrePort's Financial Statements, all in accordance with GAAP, consistent with the past practices of EntrePort (except, in the case of EntrePort's Quarterly Financial Statements, for the absence of notes and being subject to year-end adjustments, none of which, as of the date hereof, would be material in nature or effect). No financial statements of any Person other than EntrePort are required by GAAP to be included in EntrePort's Financial Statements.

                  4.5      BOOKS AND RECORDS.

                  The books of account, minute books, stock record books, and other records of each member of the EntrePort Group, all of which have been made available to M-Flex, are complete and correct and, in all material respects, have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls, and, with respect to the books of account, fairly and accurately reflect the income, expenses, assets, and liabilities of each member of the EntrePort Group. The minute books of each member of the EntrePort Group contain accurate and complete records of all meetings held of, and corporate action taken by, the shareholders, the board of directors, and committees of the board of directors of each member of the EntrePort Group, and no significant action of any member of the EntrePort Group has been taken which is not reflected in such minute books. At the Closing, all of the books and records of EntrePort, and a true and correct copy of such books and records of iSucceed and University.Com, shall be in the possession of EntrePort.

                  4.6      TITLE TO PROPERTIES; ENCUMBRANCES.

                  No member of the EntrePort Group owns its respective property and assets free and clear of Encumbrances. SCHEDULE 4.6 attached hereto lists and describes all Encumbrances. SCHEDULE 4.6 attached hereto also lists and describes all real property owned by each member of the EntrePort Group.
SCHEDULE 4.6 attached hereto contains a complete and accurate list of all real property leases, subleases, licenses, and use and occupancy agreements to which each member of the EntrePort Group is a party or which are used by any member of the EntrePort Group in the operation of their respective Businesses (collectively, "LEASES"). All such Leases are legal, valid, and binding obligations of the relevant member of the EntrePort Group and are in full force and effect, and, following the Closing, such Leases will continue to be legal, valid, and binding obligations of iSucceed or of University.com, but EntrePort will have been released of any and all obligations thereunder for each of such Leases, and will be enforceable by iSucceed or by University.com, if a party thereto, but no longer by EntrePort. There are no oral agreements in effect, but there are disputes, defaults, and forbearances in effect as to virtually all of such Leases. One or more members of the EntrePort Group are not in compliance with certain of the material terms and conditions of such Leases. One or more members of the EntrePort Group have, and, subject to obtaining any consents from the relevant lessor to the Transactions, as set forth in SCHEDULE 4.6 attached hereto, iSucceed or University.com but not EntrePort will have, after the Closing (including with respect to any Lease of real property located outside the United States), good and valid title to the leasehold estate or other interest created under their respective Leases, free and clear of all Encumbrances. Subject to any such lack of compliance with certain of the material terms and conditions of such Leases, each such Lease grants, and will continue to grant after the Closing, subject to obtaining any consents from the relevant lessor to the Transactions, as set forth in SCHEDULE 4.6 attached hereto, and to the normal expiration of such Lease at the end of its natural term (as unmodified since the date of this Agreement and without the occurrence of any acceleration thereof as a result of the Transactions), the applicable member of the EntrePort Group thereto the exclusive right to use the property that is the subject of such Lease. Each member of the EntrePort Group owns all the properties and assets (whether real, personal or mixed and whether tangible or intangible and wherever located) that each purports to own. The assets of the EntrePort Group set forth in EntrePort's Quarterly Balance Sheet and the properties owned or leased by EntrePort as of the date hereof and disclosed to M-Flex are all the assets and properties required to conduct the Business of each member of the EntrePort Group as it is currently conducted.

                  4.7      ENTREPORT'S ACCOUNTS RECEIVABLE.

                  All accounts receivable of the members of the EntrePort Group that are reflected on the balance sheet included in EntrePort's Quarterly Financial Statements ("ENTREPORT'S QUARTERLY BALANCE SHEET") or on the accounting records of the members of the EntrePort Group as of the Closing (collectively, "ENTREPORT'S ACCOUNTS RECEIVABLE") will have been transferred to iSucceed or University.com prior to or at the Closing, and, following the

Closing, will be enforceable only by iSucceed or University.com, and EntrePort shall not have any rights to any of EntrePort's Accounts Receivable, all of which arose or will have arisen from bona fide sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing, as of the Closing Date, EntrePort's Accounts Receivable will be current and collectible net of the respective reserves shown on EntrePort's Quarterly Balance Sheet or on the accounting records of the members of the EntrePort Group as of the Closing (which reserves (i) are adequate and calculated consistent with past practice, (ii) in the case of reserves as of the Closing, will not represent a materially lower percentage of EntrePort's Accounts Receivable as of the Closing than the reserve reflected in EntrePort's Quarterly Balance Sheet represented of EntrePort's Accounts Receivable reflected therein and (iii) will not represent a Material Adverse Change in the composition of such EntrePort's Accounts Receivable in terms of aging). Subject to such reserves, each of EntrePort's Accounts Receivable either has been or will be collected in full, without any set-off, within ninety (90) days after the day on which it first becomes due and payable. There is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business, under any Contract with any obligor of any of EntrePort's Accounts Receivable relating to the amount or validity of any of such EntrePort's Accounts Receivable. SCHEDULE 4.7 attached hereto contains a complete and accurate list of all of EntrePort's Accounts Receivable as of the Closing Date, which list sets forth the aging of such EntrePort's Accounts Receivable.

                  4.8      NO UNDISCLOSED LIABILITIES.

                  Except as set forth in SCHEDULE 4.8 attached hereto, no member of the EntrePort Group has any Liabilities except for (a) Liabilities reflected or reserved against in the Quarterly Balance Sheet, and (b) current Liabilities incurred in the Ordinary Course of Business since the date thereof, none of which Liabilities contemplated by this clause (b), individually or in the aggregate, would have a Material Adverse Effect on such member of the EntrePort Group taken individually or on the EntrePort Group taken as a whole and, in any event do not exceed $5,000.

                  4.9      NO OUTSTANDING LIABILITIES.

                  EntrePort shall, as of the date of Closing of the Merger, have no outstanding liabilities nor any outstanding debt securities or securities that are convertible or exchangeable into its common stock.

                  4.10     TAXES.

                  Except as set forth in SCHEDULE 4.10,

                  (a) Filing of Tax Returns. Each member of the EntrePort Group has duly and timely filed (or caused to be filed) with the appropriate taxing authorities all Tax Returns required to be filed through the date hereof. All such Tax Returns filed are complete and accurate in all respects. No member of the EntrePort Group is currently the beneficiary of any extension of time within which to file any Tax Return; PROVIDED, HOWEVER, that EntrePort timely requested an extension of time within which to file its Tax Return for its 2001 fiscal year. No claim has ever been made by an authority in a jurisdiction where each member of the EntrePort Group does not file Tax Returns or may be subject to taxation by that jurisdiction.

                  (b) Payment of Taxes. All Taxes owed by each member of the EntrePort Group (whether or not shown on any Tax Return) have been paid. The unpaid Taxes of any member of the EntrePort Group (i) did not, as of the date of the most current of EntrePort's Financial Statements, exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of each EntrePort's Quarterly Balance Sheet contained in EntrePort's Financial Statements (rather than in any notes thereto), and (ii) will not exceed that reserve as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of each member of the EntrePort Group in filing its Tax Returns.

                  (c) Audits, Investigations, Disputes, or Claims. No deficiencies for Taxes have been claimed, proposed, or assessed by any taxing or other governmental authority against any member of the EntrePort Group. There are no pending or, to the Knowledge of any member of the EntrePort Group, threatened audits, investigations, disputes, or claims or other Actions for or relating to any Liability for Taxes with respect to any member of the EntrePort Group, and there are no matters under discussion with any governmental authorities, or known to any member of the EntrePort Group, with respect to Taxes that are likely to result in an additional Liability for Taxes with respect to any member of the EntrePort Group. No relevant taxing authority has ever requested an audit of any member of the EntrePort Group's federal, state, or local Tax Returns and neither any member of the EntrePort Group, nor any predecessor thereof, has been notified that any taxing authority intends to audit a Tax Return for any period. The EntrePort Group has delivered to M-Flex complete and accurate copies of federal, state, and local Tax Returns of the EntrePort Group and all predecessors of each member thereof for each of the years ended December 31, 1996, 1997, 1998, 1999, 2000, and 2001, and complete and accurate copies of all examination reports and statements of deficiencies assessed against or agreed to by each member of the EntrePort Group since December 31, 1996. No member of the EntrePort Group has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. No power of attorney granted by any member of the EntrePort Group with respect to any Taxes is currently in force.

                  (d) Lien. There are no Encumbrances for Taxes (other than for current Taxes not yet due and payable) on any of the assets of any member of the EntrePort Group or any shares of capital stock of any member of the EntrePort Group.

                  (e) Tax Elections. All elections with respect to Taxes affecting any member of the EntrePort Group or any of its members' respective assets, as of the date hereof are set forth in SCHEDULE 4.10(e) attached hereto. No member of the EntrePort Group has: (i) consented at any time under Section 341(f)(1) of the IRC to have the provisions of Section 341(f)(2) of the IRC apply to any disposition of any of its assets; (ii) agreed, or was required, to make any adjustment under Section 481(a) of the IRC by reason of a change in accounting method or otherwise; (iii) made an election, or was required, to treat any of its assets as owned by another Person pursuant to the provisions of
Section 168(f) of the IRC or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the IRC; (iv) acquired or owns any assets that directly or indirectly secure any debt the interest on which is tax exempt under Section 103(a) of the IRC; (v) made or will make a consent dividend election under Section 565 of the IRC; (vi) elected at any time to be treated as an S corporation within the meaning of Sections 1361 and 1362 of the IRC; or (vii) made any of the foregoing elections or is required to apply any of the foregoing rules under any comparable state or local Tax provision.

                  (f) Prior Affiliated Groups. No member of the EntrePort Group is and has ever been a member of an affiliated group of corporations within the meaning of Section 1504 of the IRC or any group that has filed a combined, consolidated, or unitary Tax Return. No member of the EntrePort Group has any

Liability for the Taxes of any Person (other than itself or any Subsidiary) (i) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign law), (ii) as a transferee or successor, (iii) by contract, or
(iv) otherwise.

                  (g) Tax Sharing Agreements. There are no Tax-sharing agreements or similar arrangements (including indemnity arrangements) with respect to or involving any member of the EntrePort Group or any of their respective assets or Business, and after the Closing Date, EntrePort, its assets, and its Business shall not be bound by any such Tax-sharing agreements or similar arrangements or have any Liability thereunder for amounts due in respect of periods prior to the Closing Date.

                  (h) Partnerships and Single Member LLC's. No member of the EntrePort Group (i) is subject to any joint venture, partnership, or other arrangement or contract that is treated as a partnership for Tax purposes, (ii) owns a single member limited liability company that is treated as a disregarded entity, (iii) is a shareholder of a "controlled foreign corporation" as defined in Section 957 of the IRC (or any similar provision of state, local or foreign law), and (iv) is a "personal holding company" as defined in Section 542 of the IRC (or any similar provision of state, local, or foreign law).

                  (i) No Withholding. No member of the EntrePort Group has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the IRC during the applicable period specified in Section 897 of the IRC, and none of the members of the EntrePort Group is a "foreign person" as defined in Section 1445(f)(3) of the IRC. Each member of the EntrePort Group has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party. The transactions contemplated herein are not subject to the tax withholding provisions of Section 3406 of the IRC, or of Subchapter A of Chapter 3 of the IRC or of any other provision of law.

                  (j) Change in Tax Laws. No member of the EntrePort Group is aware of any proposed or planned change in the Tax laws of any foreign jurisdiction that could, if enacted, materially increase the Taxes payable by any member of the EntrePort Group.

                  (k) Parachute Payments. No member of the EntrePort Group is a party to any agreement, Contract, arrangement, or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the IRC.

                  (l) Tax Shelters. No member of the EntrePort Group (as to their interest in any such member of the EntrePort Group) has participated in, or is participating in, any transaction described in Section 6111(c) or (d) of the IRC or Section 6112(b) of the IRC or the Treasury Regulations thereunder, or in any reportable transaction described in Treasury Regulation Section 1.6011T.

                  (m) Tax-Free Status of Spin-Off. The Spin-Off shall not result in the imposition of any Tax upon EntrePort and, if so, EntrePort shall have reserved, and segregated,sufficient funds such that, at Closing, it will be able to tender to each Governmental Body payment in full of any Tax resulting from the Spin-Off.

                  4.11     NO MATERIAL ADVERSE CHANGE.

                  Since the date of EntrePort's Quarterly Balance Sheet, there has not been any Material Adverse Change in the business, operations, properties, assets or condition (financial or other) of any member of the EntrePort Group, and to the Knowledge of each member of the EntrePort Group and their respective executive officers and directors, no event has occurred and no circumstance exists that may result in such a Material Adverse Change. To the Knowledge of each member of EntrePort and their respective executive officers and directors, since the date of EntrePort's Quarterly Balance Sheet, there has not been any Material Adverse Change in the prospects of any member of the EntrePort Group and no event has occurred and no circumstances exist that may result in such a Material Adverse Change.

                  4.12     EMPLOYEE BENEFITS.

                  (a) SCHEDULE 4.12(a) attached hereto:

                           (i) contains a complete and accurate list of all Plans and Other Benefit Obligations of each member of the EntrePort Group;

                           (ii) sets forth the financial cost of all obligations owed under any Plan or Other Benefit Obligation of each member of the EntrePort Group, if the aggregate amount of such obligations is in excess of $5,000 as of the date of this Agreement.

                  (b) The EntrePort Group has delivered to M-Flex:

                           (i) All insurance policies purchased by or to provide benefits under any Plan or Other Benefit Obligation of each member of the EntrePort Group since adoption.

                           (ii) All executory Contracts with third party administrators, actuaries, investment managers, consultants, and other independent contractors that relate to any Plan or Other Benefit Obligation of each member of the EntrePort Group.

                           (iii) All reports submitted within the four years preceding the date of this Agreement by third party administrators, actuaries, investment managers, consultants, or other independent contractors with respect to any Plan or Other Benefit Obligation of each member of the EntrePort Group.

                  (c)

                           (i) Each member of the EntrePort Group has performed all of its obligations under all the Plans and Other Benefit Obligations currently or previously sponsored, maintained, or contributed to by such member of the EntrePort Group or with respect to which such member of the EntrePort Group has or had an obligation to contribute. Each member of the EntrePort Group has made appropriate entries in its financial records and statements for all obligations and liabilities under such Plans and Other Benefit Obligations that have accrued but are not due.

                           (ii) Each Plan of each member of the EntrePort Group can be terminated within thirty (30) days, without payment of any additional contribution or amount and without the vesting or acceleration of any benefits promised by such Plan, other than vesting of any accrued benefits under any Pension Plan.

                           (iii) On or about June 7, 2002, EntrePort adopted the EntrePort Amended Equity Plan. Other than the EntrePort Amended Equity Plan and the EntrePort Corporation 1999 Stock Option and Grant Plan (the "ENTREPORT EQUITY PLAN"), Other than the adoption of the EntrePort Equity Plan and the EntrePort Amended Equity Plan, there has been no establishment or amendment of any Plan or Other Benefit Obligation of any member of the EntrePort Group.

                           (iv) Other than claims for benefits submitted in the ordinary course by participants or beneficiaries, no claim against, or legal proceeding involving, any Plan or Other Benefit Obligation of any member of the EntrePort Group is pending or, to the Knowledge of each member of the EntrePort Group, is Threatened.

                           (v) There is no pending or, to the Knowledge of any member of the EntrePort Group, Threatened proceeding, including any audit or pending voluntary compliance resolution or closing agreement program proceeding, involving any Plan of any member of the EntrePort Group before the IRS, the DOL or any other governmental authority.

                  4.13 COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL LICENSES, AND PERMITS.

                  (a) Except as set forth on SCHEDULE 4.13(a) attached hereto:

                           (i) No member of the EntrePort Group is, and has never been, in violation of any Legal Requirement applicable to any member of the EntrePort Group, the conduct of their respective Businesses or the ownership of their respective assets or property, or by which any such member of the EntrePort Group is bound, except for violations which are not continuing and which, in any event, did not and will not, individually or in the aggregate, have a Material Adverse Effect on any member of the EntrePort Group; and

                           (ii) no event has occurred or circumstance exists or has been alleged that (with or without notice or lapse of time) may constitute or result in a violation by any member of the EntrePort Group of, or a failure on the part of any member of the EntrePort Group to comply with, any such Legal Requirement or give rise to any obligation on the part of any member of the EntrePort Group to undertake, or to bear all or any portion of the cost of, any remedial action of any nature, except for violations, failures, or obligations which, individually or in the aggregate, would not have a Material Adverse Effect on each member of the EntrePort Group or all of the members of the EntrePort Group taken as a whole.

                  (b) Each member of the EntrePort Group holds and is in compliance with, and SCHEDULE 4.13(b) attached hereto sets forth, all material governmental qualifications, registrations, filings, privileges, franchises, licenses, permits, approvals, or authorizations (collectively, the "LICENSES") necessary for the lawful conduct and operation of the Business as currently conducted and operated. The Licenses are valid and in full force and effect and shall remain so immediately following consummation of the Transactions. To the

Knowledge of each member of the EntrePort Group, no Person has alleged any violation or failure to comply by any member of the EntrePort Group with any License listed or required to be listed on SCHEDULE 4.13(B), no suspension, cancellation, or termination of any such License is Threatened, and no event has occurred or circumstance exists that may (with or without notice or lapse of time) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any such License or result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any such License.

                  4.14     ABSENCE OF PROCEEDING; ORDERS.

                  (a) Except as set forth in SCHEDULE 4.14 attached hereto, there is no pending Proceeding:

                           (i) that has been commenced by or against any member of the EntrePort Group; PROVIDED, HOWEVER, that for purposes of this
         Section 4.14(a)(i), a Proceeding shall only be deemed to have commenced against a member of the EntrePort Group if such member of the EntrePort Group, its respective registered agent, or other appropriate representative has been served with or otherwise received notice of such Proceeding or if notice of such Proceeding was attempted on any such Person and was not accepted; or

                           (ii) that, to the Knowledge of any member of the EntrePort Group, has been commenced against any member of the EntrePort Group of which no member of the EntrePort Group has yet been served with notice; or

                           (iii) that, to the Knowledge of any member of the EntrePort Group, challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Transactions.

                  To the Knowledge of any member of the EntrePort Group, no such Proceeding has been Threatened and, no event has occurred or circumstance exists that (with or without notice or lapse of time) may give rise to or serve as a basis for the commencement of any such Proceeding. One or more members of the EntrePort Group has delivered to M-Flex copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in SCHEDULE 4.14. To the Knowledge and best belief of each member of the EntrePort Group and based upon all available information, the Proceedings listed in SCHEDULE 4.14 will not, individually or in the aggregate, have a Material Adverse Effect on any member of the EntrePort Group or on its respective ability to operate or conduct its Business or own or use its assets after the Closing.

                  (b)      Except as set forth in SCHEDULE 4.14:

                           (i) there is no Order to which any member of the EntrePort Group or, to the Knowledge of any member of the EntrePort Group, any of the assets owned or used by any member of the EntrePort Group, is subject; and

                           (ii) to the Knowledge of each member of the EntrePort Group, no officer, director, agent, or Employee of any member of the EntrePort Group is subject to any Order that prohibits such officer, director, agent, or Employee from engaging in or contributing any conduct, activity, or practice relating to the Business of any member of the EntrePort Group.

                  4.15     ABSENCE OF CERTAIN CHANGES AND EVENTS.

                  Except as set forth in SCHEDULE 4.15 attached hereto, since the date of EntrePort's Quarterly Balance Sheet, each member of the EntrePort Group has conducted its respective Business only in the Ordinary Course of Business and there has not been any:

                  (a) (i) change in authorized or issued capital stock of any member of the EntrePort Group; (ii) grant of any stock option or right to purchase shares of capital stock of any member of the EntrePort Group; (iii) issuance of any security convertible into such capital stock of any member of the EntrePort Group; (iv) grant of any registration rights in respect of any shares of such capital stock of any member of the EntrePort Group; (v) purchase, redemption, retirement, or other acquisition by any member of the EntrePort Group of any shares of any such capital stock of any member of the EntrePort Group; or (vi) declaration or payment of any dividend or other distribution or payment in respect of such shares of capital stock of any member of the EntrePort Group;

                  (b) amendment to the Organizational Documents of any member of the EntrePort Group;

                  (c) payment or increase by any member of the EntrePort Group of any bonuses, salaries, or other compensation (including management or other similar fees) to any shareholder, director, or officer or entry into any employment, severance or similar Contract with any director, officer, or Employee, other than termination and release of employment contracts conditioned upon the Closing;

                  (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, severance, or other employee benefit plan for or with any of the Employees of any member of the EntrePort Group or any increase in the payment to or benefits under any Plan or Other Benefit Obligation for or with any employees of any member of the EntrePort Group;

                  (e) damage to or destruction or loss of any asset or property of any member of the EntrePort Group, whether or not covered by insurance;

                  (f) entry into, termination or acceleration of, or receipt of notice of termination of (i) any material license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement or (ii) any Contract or transaction involving a Liability by or to any member of the EntrePort Group of at least $5,000;

                  (g) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of any member of the EntrePort Group;

                  (h) mortgage, pledge, or imposition of any Lien or other Encumbrance on any asset or property of any member of the EntrePort Group, including the sale, lease, or other disposition of any of the Intellectual Property of any member of the EntrePort Group, except as disclosed in SCHEDULE 4.6;

                  (i) accrual of any new or additional expenses except for such accruals in the Ordinary Course of Business;

                  (j) capital expenditures in excess of $5,000;

                  (k) cancellation or waiver of any claims or rights with a value to any member of the EntrePort Group in excess of $5,000;

                  (l) payment, discharge, or satisfaction of any Liability by any member of the EntrePort Group, other than the payment, discharge, or satisfaction of Liabilities in the Ordinary Course of Business;

                  (m) incurrence of or increase in, any Liability, except in the Ordinary Course of Business, or any accelerated or deferred payment of or failure to pay when due, any Liability;

                  (n) loan to, or any agreement with, any Employee other than an employment agreement;

                  (o) failure to preserve intact the current business organization of each member of the EntrePort Group, keep available the services of its respective current officers, Employees, and agents and maintain the relations and good will with its suppliers, customers, landlords, creditors, Employees, agents, and others having business relationships with them;

                  (p) change in the accounting methods used by any member of the EntrePort Group;

                  (q) action taken by any member of the EntrePort Group to accelerate the collection of any receivable or which changes credit terms to customers;

                  (r) payment to any Affiliate (or any Affiliate thereof) other than payments made to such Persons in the Ordinary Course of Business consistent with past practices for actual obligations owed, products purchased, or services rendered, in each case in amounts not in excess of the fair value thereof;

                  (s) election made, extension granted, or waiver of a statute of limitations with respect to Taxes or settlement or compromise any federal, state, local, or foreign claim or Liability for Taxes, with the exception of EntrePort's extension of time to file its 2001 Taxes; or

                  (t) agreement, whether oral or written, by any member of the EntrePort Group with respect to or to do any of the foregoing.

                  4.16     CONTRACTS; NO DEFAULTS.

                  (a) SCHEDULE 4.16 attached hereto contains a complete and accurate list, and each member of the EntrePort Group has made available to M-Flex true and complete copies, of:

                           (i) each Contract that involves or will involve performance of services or delivery of goods by each member of the EntrePort Group of an amount or value, individually or, for a series of related Contracts, in the aggregate, in excess of $5,000 and the disposition of same;

                           (ii) each Contract that involves performance of services or delivery of goods or materials to any member of the EntrePort Group during any twelve (12) month period of an amount or value, individually or, for a series of related Contracts, in the aggregate, in excess of $5,000;

                           (iii) each Contract that was not entered into in the Ordinary Course of Business;

                           (iv) each lease, rental, or occupancy agreement, license, installment, and conditional sale agreement of each member of the EntrePort Group and each other Contract, in each case affecting the ownership, title to, use of, occupancy, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $5,000 and with terms of less than one year);

                           (v) each licensing agreement of each member of the EntrePort Group and each other Contract, in each case with Intellectual Property, including agreements with current or former Employees, consultants or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property of each member of the EntrePort Group;

                           (vi) each joint venture or partnership of each member of the EntrePort Group (however named) and each other Contract, in each case involving a sharing of profits, losses, costs, or Liabilities by any member of the EntrePort Group with any other Person;

                           (vii) each Contract containing covenants that in any way purport to restrict the business activity of any member of the EntrePort Group or any of its Affiliates or limit the freedom of any member of the EntrePort Group or any of its Affiliates to engage in any line of business or to compete with any Person;

                           (viii) each Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

                           (ix) each power of attorney granted by or to any member of the EntrePort Group that is currently, or will be at the Closing, effective and outstanding;

                           (x) each Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by any member of the EntrePort Group to be responsible for consequential damages;

                           (xi) each Contract for capital expenditures in excess of $5,000;

                           (xii) each Contract which, to the Knowledge of any member of the EntrePort Group, will result in a material loss to any member of the EntrePort Group;

                           (xiii) each Contract in effect presently or during the last twelve (12) months between any member of the EntrePort Group and its former or current shareholders, directors, officers, and Employees;

                           (xiv) each written warranty, guaranty, and or other similar undertaking with respect to contractual performance in excess of $5,000 extended by each member of the EntrePort Group, and except as so scheduled, no member of the EntrePort Group has guaranteed, co-signed, or otherwise become obligated (contingently or otherwise) with respect to the indebtedness or obligations of any other Person;

                           (xv) each severance agreement or similar arrangement that provides any obligations (absolute or contingent) of each member of the EntrePort Group or any other Person to make any payment to any officer, director, or Employee, or shareholder of any member of the EntrePort Group after termination; and

                           (xvi) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

                  SCHEDULE 4.16 sets forth reasonably complete details concerning the Contracts set forth therein, including the parties to the Contracts, the amount of the remaining commitment of each member of the EntrePort Group under the Contracts, if applicable, and the place where details relating to the Contracts are located.

                  (b) Except as set forth in SCHEDULE 4.16, each Contract identified or required to be identified in SCHEDULE 4.16, is in full force and effect and is legal, valid, binding, and enforceable in accordance with its terms against the Company and, to the Knowledge of each member of the EntrePort Group, against all of the parties thereto.

                  (c) Except as set forth in SCHEDULE 4.16:

                           (i) each member of the EntrePort Group is, and at all times since June 30, 1998, has been, in compliance with all material terms and requirements of each Contract identified or required to be identified on SCHEDULE 4.16;

                           (ii) to the Knowledge of each member of the EntrePort Group, each other Person that has or had any obligation or Liability under any Contract identified or required to be identified on SCHEDULE
         4.16 is, and at all times since June 30, 1998, has been, in compliance with all material terms and requirements of such Contract;

                           (iii) to the Knowledge of each member of the EntrePort Group, no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give any member of the EntrePort Group or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract identified or required to be identified on SCHEDULE 4.16; and

                           (iv) No member of the EntrePort Group has given to or received from any other Person, at any time since June 30, 1998, any written or, to the Knowledge of any member of the EntrePort Group, other notice or communication regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract identified or required to be identified in SCHEDULE 4.16.

                  (d) Each Contract providing for performance of services or delivery of goods or materials by each member of the EntrePort Group has been or is being fulfilled by each member of the EntrePort Group in the Ordinary Course of Business consistent with past practice, and neither any member of the EntrePort Group nor any purchaser of any of such member's goods or services under any Contract has committed any breach under any Contract that would, individually or in the aggregate, have a Material Adverse Effect. Each member of the EntrePort Group and each supplier thereof under each Contract providing for performance of services or delivery of goods or materials to each such member of the EntrePort Group is in material compliance with the terms thereof, and all such Contracts are being fulfilled in the Ordinary Course of Business consistent with past practice. Each Contract can be cancelled or terminated by either party thereto without any penalty or restrictions thereon.

                  (e) There are no renegotiations of, attempts to renegotiate, and there are no outstanding rights to renegotiate any material amounts paid or payable to any member of the EntrePort Group under current or completed Contracts with any Person and no such Person has made written demand for such renegotiation.

                  (f) The Contracts relating to the provision of products or services by each member of the EntrePort Group have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

                  4.17     INSURANCE.

                  (a) The EntrePort Group has delivered to M-Flex:

                           (i) a true and complete list of all insurance policies in force and providing coverage for each member of the EntrePort Group or any of its directors or officers;

                           (ii) true and complete copies of all pending applications for policies of insurance; and

                           (iii) any statements by EntrePort's Auditors with regard to the adequacy of such entity's coverage or of the reserves for claims.

                  (b)      SCHEDULE 4.17 attached hereto describes:

                           (i) any self-insurance arrangement by or affecting each member of the EntrePort Group, including any reserves established thereunder; and

                           (ii) any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by any member of the EntrePort Group.

                  (c) SCHEDULE 4.17 sets forth, by year, for the current policy year and each of the three preceding policy years, a summary of the loss experience under each policy.

                  (d) Except as set forth in SCHEDULE 4.17:

                           (i) all policies to which each member of the EntrePort Group is a party or that provide coverage to any member of the EntrePort Group or any of its respective directors or officers:

                                    (A) are currently valid, outstanding, and
                           enforceable;

                                    (B) to the Knowledge of any member of the
                           EntrePort Group, are issued by an insurer that is financially sound and reputable;

                                    (C) taken together, provide adequate
                           insurance coverage for the assets and the operations of each member of the EntrePort Group and the Proceedings and Orders set forth in SCHEDULE 4.14;

                                    (D) are sufficient, to the Knowledge of any
                           member of the EntrePort Group, for compliance with all Legal Requirements and Contracts to which any member of the EntrePort Group is a party or by which it is bound;

                                    (E) with respect to iSucceed and
                           University.com, will continue in full force and effect following the consummation of the Transactions; and

                                    (F) do not provide for any retrospective
                           premium adjustment or other experience-based liability on the part of any member of the EntrePort Group.

                           (ii) No member of the EntrePort Group has received
         (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

                           (iii) Each member of the EntrePort Group has paid all premiums due, and has otherwise performed all of its respective obligations, under each policy to which any member of the EntrePort Group is a party or that provides coverage to any member of the EntrePort Group or any of its respective officers or directors.

                           (iv) Each member of the EntrePort Group has complied with all notice of claims provisions under each policy.

                  4.18     COMPLIANCE WITH LAWS.

                  The use and occupancy of the assets and Properties of, and the conduct of Business by, each member of the EntrePort Group at all times on or prior to the Closing Date have been, in compliance with, and not in violation of, all federal, state, and local laws, ordinances, rules, regulations, orders, judgments, and decrees applicable to each member of the EntrePort Group and its respective assets, properties, and business, including, without limitation, all

Environmental Laws and all laws, rules, and regulations dealing with antitrust matters, fair trade and competition, and government corrupt practices. There are no pending or, to the Knowledge of EntrePort, Threatened claims, Encumbrances, or other restrictions of any nature (including but not limited to notices of violations, consent decrees, judgments, judicial or administrative orders, or Liens) resulting from, arising under, or pursuant to any Environmental Law.

                  4.19     LABOR MATTERS.

                  No employee of any member of the EntrePort Group is covered by a collective bargaining agreement, and no organizational efforts with respect to any employees of any member of the EntrePort Group are pending or, to the Knowledge of any member of the EntrePort Group, threatened. No formal or otherwise labor dispute, strike, or work stoppage with respect to any employees of any member of the EntrePort Group is pending or, to the Knowledge of any member of the EntrePort Group, is threatened. There are no existing employee claims (other than nonmaterial health insurance, disability insurance, and workers' compensation claims in the Ordinary Course of Business, which are fully covered by insurance), grievances, or unfair labor practice complaints pending or outstanding against any member of the EntrePort Group. Each member of the EntrePort Group is, and at all times on or prior to the date hereof has been, in compliance with, and not in violation of, the Fair Labor Standards Act, as amended, the Age Discrimination in Employment Act, as amended, the National Labor Relations Act, as amended, the Occupational Safety and Health Act, as amended, the Vocational Rehabilitation Act of 1973, as amended, and all applicable federal and state civil rights laws.

                  4.20. INTELLECTUAL PROPERTY.

                  The attached SCHEDULE 4.20 sets forth a true, correct, and complete list of all United States and foreign patents, patent applications, licenses, trademarks, trademark applications, copyrights, trade names, service marks, service, names, and other proprietary rights owned or otherwise used by each member of the EntrePort Group. To the Knowledge of each member of the EntrePort Group, (i) each member of the EntrePort Group possesses all necessary rights to utilize such property in the course of its respective Business; (ii) no member of the EntrePort Group has used any Intellectual Property in violation of the rights or interests of any third party or any contractual agreement with respect thereto; (iii) none of the Intellectual Property of any member of the EntrePort Group has been declared invalid, been limited in any respect by any court or by agreement or otherwise, and no such property is subject to any infringement, interference, or other similar proceeding or challenge; and (iv) no member of the EntrePort Group is infringing, or otherwise acting adversely to, the right of any person or entity under or in respect of any patent, patent application, license, trademark, trademark application, copyright, trade name, service mark, service name, or similar proprietary right.

                  4.21     CERTAIN PAYMENTS.

                  No member of the EntrePort Group, nor any of its respective directors, officers, agents, or Employees or any other Person affiliated with or acting for or on behalf of any member of the EntrePort Group, has ever, directly or indirectly,

                  (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of any member of the EntrePort Group or any of its Affiliates, or (iv) in violation of any Legal Requirement, or

                  (b) established or maintained any fund or asset that has not been recorded in the books and records of the relevant member of the EntrePort Group or in violation of any Legal Requirement.

                  To the Knowledge of each member of the EntrePort Group, no officer or director of any member of the EntrePort Group has ever (A) been convicted of or entered a plea of guilty or NOLO CONTENDERE to any felony or crime of moral turpitude, (B) been incarcerated in any federal, state, or local penal institution or (similar institution in any foreign country), or (C) entered into an Order or settlement agreement with any Governmental Body with respect to any activities which would or could constitute a breach or violation of any Legal Requirement. None of the assets of any member of the EntrePort Group and none of the EntrePort Stock or the capital stock of any other member of the EntrePort Group is subject to seizure by any Governmental Body.

                  4.22 NO OTHER AGREEMENTS TO SELL ASSETS OR CAPITAL STOCK OF ANY MEMBER OF THE ENTREPORT GROUP.

                  No member of the EntrePort Group, and, to the Knowledge of each member of the EntrePort Group, none of its respective shareholders, officers, directors, or Affiliates has any commitment or legal obligation, absolute or contingent, to any other Person or firm, other than as contemplated by the Transactions, to sell, assign, transfer, or effect a sale of any of the assets of any member of the EntrePort Group (other than inventory and products in the Ordinary Course of Business), to sell or effect a sale of the capital stock of any member of the EntrePort Group, to effect any merger, acquisition, consolidation, liquidation, dissolution, or other reorganization of any member of the EntrePort Group or to enter into any agreement or cause the entering into of an agreement with respect to any of the foregoing.

                  4.23     RELATIONSHIPS WITH RELATED PARTIES.

                  Except as set forth in SCHEDULE 4.23 attached hereto, no member of the EntrePort Group, nor any of their Related Persons owns or has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in a Person that has (i) had business dealings or a material financial interest in any transaction with any member of the EntrePort Group other than business dealings or transactions conducted in the Ordinary Course of Business with any member of the EntrePort Group at substantially prevailing market prices and on substantially prevailing market terms or (ii) engaged in a business competing with any member of the EntrePort Group with respect to any line of the products or services of any member of the EntrePort Group in any market presently served by any member of the EntrePort Group, except for less than one percent (1%) of the outstanding capital stock of any such competing business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth in SCHEDULE 4.23, no Related Person of any member of the EntrePort Group is a party to any Contract with, or has any claim or right against, any member of the EntrePort Group.

                  4.24     BANK ACCOUNTS, POWERS OF ATTORNEY.

                  The EntrePort Group has previously provided to M-Flex an accurate and complete list showing the name and address of each bank in which any member of the EntrePort Group has any account, safe deposit box, borrowing arrangement or certificate of deposit, the number of any such account or any such box and the names of all Persons authorized to draw thereon or to have access thereto.

                  4.25     INVENTORY.

                  The inventories of each member of the EntrePort Group consist in all material respects of items of a quality and quantity usable and salable in the normal course of its respective Business, the recorded value of all items of inventory which were obsolete, damaged, or unsalable have been properly written off or down to realizable market value, or adequate reserves provided therefor, and the values at which such inventories are and will be carried on the books of each member of the EntrePort Group reflect such member of the EntrePort Group's normal inventory valuation policy of stating inventories at the lower of cost or market.

                  4.26     INVESTMENT.

                  EntrePort is acquiring M-Flex Stock for its own account for investment, without a view to the distribution thereof within the meaning of ss. 2(11) of the Securities Act.

                  4.27     BROKERS AND FINDERS.

                  Except as set forth on SCHEDULE 4.27 attached hereto, no member of the EntrePort Group, and its respective agents has incurred any obligation or Liability for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement. Each member of the EntrePort Group, except for EntrePort, agrees to indemnify M-Flex against and to hold M-Flex harmless from, any claims for brokerage or similar commission or other compensation that may be made against M-Flex by any third party in connection with the Transactions, which claim is based upon such third party having acted as broker, finder, investment banker, advisor, consultant, or appraiser or in any similar capacity on behalf of any member of the EntrePort Group or any of their respective Affiliates.

                  4.28     COMMISSION FILINGS.

                  EntrePort is subject to the reporting requirements of Section 13 of the Exchange Act and is current in respect to all required filings under the Exchange Act. All of such filings, taken as a whole, including financial statements, were, at the time of filing, true and correct in all material respects, and do not omit to state any material fact necessary to make the statements contained therein not misleading.

                  4.29     DISCLOSURE.

                  No representation or warranty of any member of the EntrePort Group in this Agreement and no statement by any of them in the Disclosure
Schedule is a misstatement of a material fact or omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

                                   ARTICLE V.

                    REPRESENTATIONS AND WARRANTIES OF M-FLEX
                    ----------------------------------------

                  M-Flex hereby represents and warrants to iSucceed and University.com that the following representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct. The Disclosure Schedules shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article V and the disclosure in any paragraph shall qualify other paragraphs in this Article V only to the extent that it is reasonably apparent from a reading of such disclosure through appropriate cross-referencing that it also qualifies or applies to such other paragraphs.

                  5.1      ORGANIZATION AND GOOD STANDING.

                  M-Flex is duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation, with full corporate power and authority to own, operate, or lease its assets and conduct its Business. M-Flex is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction where the character of its properties owned, operated, or leased, or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect on M-Flex. SCHEDULE 5.1 attached hereto contains a complete and accurate list of jurisdictions in which M-Flex is authorized to do business.

                  5.2      AUTHORITY; NO CONFLICT.

                  (a) Each of this Agreement and the other Transaction Documents to which M-Flex is a party (collectively, "M-FLEX'S CLOSING DOCUMENTS") has been duly executed and delivered by M-Flex and constitutes the legal, valid, and binding obligations of M-Flex, enforceable against M-Flex in accordance with their respective terms, in each case except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, and other similar laws affecting creditors' rights generally and (ii) the general principles of equity, regardless of whether asserted in a proceeding in equity or at law. M-Flex has all requisite power, authority, and capacity to execute and deliver M-Flex's Closing Documents and to perform its obligations thereunder.

                  (b) Assuming all consents, approvals, authorizations, and other actions required by this Agreement to effect the Transactions have been obtained or made, as applicable, the execution, delivery, and performance of M-Flex's Closing Documents by M-Flex shall not, directly or indirectly (with or without notice or lapse of time):

                           (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of M-Flex or (B) any resolution or other action adopted or taken by the board of directors of M-Flex or the M-Flex Shareholders;

                           (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge, any of the Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which M-Flex or any of the assets owned or used by it may be subject;

                           (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by M-Flex or that otherwise relates to the business of, or any of the assets owned or used by, M-Flex;

                           (iv) cause M-Flex to become subject to, or to become liable for the payment of, any Tax;

                           (v) cause any of the assets owned by M-Flex to be reassessed or revalued by any taxing authority or other Governmental Body;

                           (vi) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Contract to which M-Flex is a party or by which it may be bound;

                           (vii) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by M-Flex; or

                           (viii) result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to any Person any rights of termination, amendment, acceleration, or cancellation of, or result in the creation of any Encumbrance on any of the shares of capital stock of M-Flex or any of its assets pursuant to, any note, bond, mortgage, indenture, Contract, agreement, lease, license, permit, franchise, or other instrument to which M-Flex is a party or by which any of the shares of capital stock of M-Flex are bound or affected, for contraventions, conflicts, violations, revocations, withdrawals, suspensions, modifications, Breaches, defaults, rights of termination, amendment, acceleration, or cancellation, or creations of Encumbrances , that would not, individually or in the aggregate, have a Material Adverse Effect on M-Flex.

                  (c) Except as set forth in SCHEDULE 5.2(C) attached hereto, execution and delivery of this Agreement by M-Flex does not, or shall not require any Consent, approval, authorization, qualification, or other action by, or filing with or notification to, any Governmental Body or any other Person, including, without limitation, any approval of the M-Flex Shareholders.

                  5.3      CAPITALIZATION.

                  (a) Ownership of M-Flex. The authorized capital of M-Flex immediately prior to the Closing consists solely of (i) 1,000,000 shares of common stock, no par value per share, of which 781,353 shares are issued and outstanding and constitute the stock of M-Flex, and (ii) no shares of preferred stock. As of the date hereof, 137,886 shares of M-Flex Stock are reserved for issuance upon exercise of subscriptions, calls, commitments, stock options, warrants, or other rights or conversion rights incorporated in convertible debt or other instruments granted by M-Flex, the details of each of which are set forth on SCHEDULE 5.3(a) attached hereto and all of which will be exchanged, effective as of the Closing Date, for subscriptions, calls, commitments, stock options, warrants, or other rights or conversion rights to be incorporated in convertible debt or other instruments of EntrePort. All of the outstanding shares of capital stock and other equity interests of M-Flex are and will be, as of the Closing Date, duly authorized, validly issued, fully paid, and non-assessable and were issued in compliance with all federal and state securities laws. Except as set forth in SCHEDULE 5.3(a) attached hereto, there are no outstanding subscriptions, calls, commitments, warrants, options, or convertible debt or other instruments for the purchase or other acquisition of shares of any capital stock or other securities of M-Flex from M-Flex or any securities convertible into or exchangeable for shares of capital stock or other securities issuable by M-Flex, or any other commitments of any kind for the issuance of additional shares of capital stock or other securities issuable by M-Flex. None of the outstanding capital stock or equity interests or other securities of M-Flex was issued in violation of the Securities Act or any other Legal Requirement.

                  (b) Subsidiaries. Except for those Subsidiaries set forth in
SCHEDULE 5.3(B) attached hereto, M-Flex does not have any Subsidiaries and does not have any direct or indirect stock or other equity or ownership interest (whether controlling or not), or any Contract to acquire any such interest, in any corporation, association, partnership, joint venture or other entity.

                  5.4      M-FLEX'S FINANCIAL STATEMENTS.

                  M-Flex's Annual Financial Statements and M-Flex's Interim Financial Statements (collectively, "M-FLEX'S FINANCIAL STATEMENTS") fairly and accurately present the financial condition and the results of operations, income, expenses, assets, liabilities, changes in shareholders' equity, and cash flows of M-Flex, on a consolidated basis, as of the respective dates of, and for the periods referred to in, M-Flex's Financial Statements, all in accordance with GAAP, consistent with the past practices of M-Flex (except, in the case of M-Flex's Interim Financial Statements, for the absence of notes and being subject to year-end adjustments, none of which, as of the date hereof, would be material in nature or effect). No financial statements of any Person other than M-Flex are required by GAAP to be included in M-Flex's Financial Statements.

                  5.5      BOOKS AND RECORDS.

                  The books of account, minute books, stock record books, and other records of M-Flex, all of which have been made available to each member of the EntrePort Group, are complete and correct and, in all material respects, have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls, and, with respect to the books of account, fairly and accurately reflect the income, expenses, assets, and liabilities of M-Flex. The minute books of M-Flex contain accurate and complete records of all meetings held of, and corporate action taken by, the M-Flex Shareholders, the board of directors, and committees of the board of directors of M-Flex, and no significant action of M-Flex has been taken which is not reflected in such minute books.

                  5.6      TITLE TO PROPERTIES; ENCUMBRANCES.

                  M-Flex owns its property and assets free and clear of Encumbrances, except such Encumbrances that arise in the Ordinary Course of Business and do not materially impair its ownership or use of such property or assets. SCHEDULE 5.6 attached hereto lists and describes all real property owned by M-Flex. SCHEDULE 5.6 attached hereto contains a complete and accurate list of all real property leases, subleases, licenses, and use and occupancy agreements to which M-Flex is a party or which are used by M-Flex in the operation of its Business (collectively, "LEASES"). All such Leases are legal, valid, and binding obligations of M-Flex and are in full force and effect, and, following the

Closing, such Leases will continue to be legal, valid, and binding obligations of M-Flex or of EntrePort and will be enforceable by either such party, if a party thereto. There are no disputes, defaults, oral agreements or forbearances in effect as to any such Leases. M-Flex is in compliance with all of the material terms and conditions of such Leases. M-Flex has, and, subject to obtaining any consents from the relevant lessor to the Transactions, as set forth in SCHEDULE 5.6 attached hereto, it or EntrePort will have, after the Closing (including with respect to any Lease of real property located outside the United States), good and valid title to the leasehold estate or other interest created under its Lease, free and clear of all Encumbrances. Each such Lease grants, and will continue to grant after the Closing, subject to obtaining any consents from the relevant lessor to the Transactions, as set forth in
SCHEDULE 5.6 attached hereto, and to the normal expiration of such Lease at the end of its natural term (as unmodified since the date of this Agreement and without the occurrence of any acceleration thereof as a result of the Transactions), M-Flex or EntrePort, as appropriate, the exclusive right to use the property that is the subject of such Lease free and clear of all Encumbrances. M-Flex owns all the properties and assets (whether real, personal or mixed and whether tangible or intangible and wherever located) that it purports to own. The assets of M-Flex set forth in "M-FLEX'S QUARTERLY BALANCE SHEET" (as at June 30, 2002) and the properties owned or leased by M-Flex as of the date hereof and disclosed to the EntrePort Group are all the assets and properties required to conduct the Business of M-Flex as it is currently conducted.

                  5.7      M-FLEX'S ACCOUNTS RECEIVABLE.

                  All accounts receivable of M-Flex that are reflected on M-Flex's Balance Sheet or on the accounting records of M-Flex as of the Closing (collectively, "M-FLEX'S ACCOUNTS RECEIVABLE") arose or will have arisen from bona fide sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing, as of the Closing Date, M-Flex's Accounts Receivable will be current and collectible net of the reserves shown on M-Flex's Quarterly Balance Sheet or on the accounting records of M-Flex as of the Closing (which reserves (i) are adequate and calculated consistent with past practice, (ii) in the case of reserves as of the Closing, will not represent a materially lower percentage of M-Flex's Accounts Receivable as of the Closing than the reserve reflected in M-Flex's Quarterly Balance Sheet represented of M-Flex's Accounts Receivable reflected therein and (iii) will not represent a Material Adverse Change in the composition of such M-Flex's Accounts Receivable in terms of aging). Subject to such reserves, each of M-Flex's Accounts Receivable either has been or will be collected in full, without any set-off, within ninety (90) days after the day on which it first becomes due and payable. There is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business, under any Contract with any obligor of any of M-Flex's Accounts Receivable relating to the amount or validity of any of such M-Flex's Accounts Receivable. SCHEDULE 5.7 attached hereto contains a complete and accurate list of all of M-Flex's Accounts Receivable as of the Closing Date, which list sets forth the aging of such M-Flex's Accounts Receivable.

                  5.8      NO UNDISCLOSED LIABILITIES.

                  Except as set forth in SCHEDULE 5.8 attached hereto, M-Flex does not have any Liabilities except for (a) Liabilities reflected or reserved against in M-Flex's Quarterly Balance Sheet, and (b) current Liabilities incurred in the Ordinary Course of Business since the date thereof, none of which Liabilities contemplated by this clause (b), individually or in the aggregate, would have a Material Adverse Effect on M-Flex taken individually or taken as a whole and, in any event do not exceed $100,000.

                  5.9      TAXES.

                  (a) Filing of Tax Returns. M-Flex has duly and timely filed (or caused to be filed) with the appropriate taxing authorities all Tax Returns required to be filed through the date hereof. All such Tax Returns filed are complete and accurate in all respects. M-Flex is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where M-Flex files Tax Returns or may be subject to taxation by that jurisdiction.

                  (b) Payment of Taxes. All Taxes owed by M-Flex (whether or not shown on any Tax Return) have been paid. The unpaid Taxes of M-Flex (i) did not, as of the date of M-Flex's Financial Statements, exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of M-Flex's Quarterly Balance Sheet (rather than in any notes thereto), and (ii) will not exceed that reserve as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of M-Flex in filing its Tax Returns.

                  (c) Audits, Investigations, Disputes, or Claims. No deficiencies for Taxes have been claimed, proposed, or assessed by any taxing or other governmental authority against M-Flex. There are no pending or, to the Knowledge of M-Flex, threatened audits, investigations, disputes, or claims or other Actions for or relating to any Liability for Taxes with respect to M-Flex, and there are no matters under discussion with any governmental authorities, or known to M-Flex, with respect to Taxes that are likely to result in an additional Liability for Taxes with respect to M-Flex. Audits of federal, state, and local Tax Returns by the relevant taxing authorities have been completed for the periods set forth in SCHEDULE 5.9(c) attached hereto and, except as set forth in such SCHEDULE 5.9(c), M-Flex has not been notified that any taxing authority intends to audit a Tax Return for any other period. M-Flex has delivered to the EntrePort Group complete and accurate copies of federal, state, and local Tax Returns of M-Flex for each of the years ended September 30, 1996, 1997, 1998, 1999, 2000, and 2001, and complete and accurate copies of all examination reports and statements of deficiencies assessed against or agreed to by M-Flex since September 30, 1996. M-Flex has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. No power of attorney granted by M-Flex with respect to any Taxes is currently in force.

                  (d) Lien. There are no Encumbrances for Taxes (other than for current Taxes not yet due and payable) on any of the assets of M-Flex.

                  (e) Tax Elections. All elections with respect to Taxes affecting M-Flex, as of the date hereof are set forth in SCHEDULE 5.9(e) attached hereto. M-Flex has not: (i) consented at any time under Section 341(f)(1) of the IRC to have the provisions of Section 341(f)(2) of the IRC apply to any disposition of any of its assets; (ii) agreed, or was not required, to make any adjustment under Section 481(a) of the IRC by reason of a change in accounting method or otherwise; (iii) made an election, or was not required, to treat any of its assets as owned by another Person pursuant to the provisions of
Section 168(f) of the IRC or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the IRC; (iv) acquired or does not own any assets that directly or indirectly secure any debt the interest on which is tax exempt under Section 103(a) of the IRC; (v) made or will not make a consent dividend election under Section 565 of the IRC; (vi) elected at any time to be treated as an S corporation within the meaning of Sections 1361 and 1362 of the IRC; or (vii) made any of the foregoing elections or is not required to apply any of the foregoing rules under any comparable state or local Tax provision.

                  (f) Prior Affiliated Groups. Except as set forth on SCHEDULE 5.9(f) attached hereto, M-Flex is not and has never been a member of an affiliated group of corporations within the meaning of Section 1504 of the IRC or any group that has filed a combined, consolidated, or unitary Tax Return. M-Flex does not have any Liability for the Taxes of any Person (other than itself or any Subsidiary) (i) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign law), (ii) as a transferee or successor, (iii) by contract, or (iv) otherwise.

                  (g) Tax Sharing Agreements. Except as set forth on SCHEDULE 5.9(g) attached hereto, there are no Tax-sharing agreements or similar arrangements (including indemnity arrangements) with respect to or involving M-Flex or any of its assets or Business, and after the Closing Date, M-Flex, its assets, and its Business shall not be bound by any such Tax-sharing agreements or similar arrangements or have any Liability thereunder for amounts due in respect of periods prior to the Closing Date.

                  (h) Partnerships and Single Member LLC's. Except as set forth on SCHEDULE 5.9(h) attached hereto, M-Flex (i) is not subject to any joint venture, partnership, or other arrangement or contract that is treated as a partnership for Tax purposes, (ii) does not own a single member limited liability company that is treated as a disregarded entity, (iii) is not a shareholder of a "controlled foreign corporation" as defined in Section 957 of the IRC (or any similar provision of state, local or foreign law), and (iv) is not a "personal holding company" as defined in Section 542 of the IRC (or any similar provision of state, local, or foreign law).

                  (i) No Withholding. M-Flex has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the IRC during the applicable period specified in Section 897 of the IRC, and is not a "foreign person" as defined in Section 1445(f)(3) of the IRC. M-Flex has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party. The transactions contemplated herein are not subject to the tax withholding provisions of Section 3406 of the IRC, or of Subchapter A of Chapter 3 of the IRC or of any other provision of law.

                  (j) Change in Tax Laws. M-Flex is not aware of any proposed or planned change in the Tax laws of any foreign jurisdiction that could, if enacted, materially increase the Taxes payable by M-Flex.

                  (k) Parachute Payments. M-Flex is not a party to any agreement, Contract, arrangement, or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the IRC.

                  (l) Tax Shelters. M-Flex has not participated in, or is not participating in, any transaction described in Section 6111(c) or (d) of the IRC or Section 6112(b) of the IRC or the Treasury Regulations thereunder, or in any reportable transaction described in Treasury Regulation Section 1.6011T.

                  5.10     NO MATERIAL ADVERSE CHANGE.

                  Since the date of M-Flex's Quarterly Balance Sheet, there has not been any Material Adverse Change in the business, operations, properties, assets or condition (financial or other) of M-Flex, and to the Knowledge of M-Flex and its executive officers and directors, no event has occurred and no circumstance exists that may result in such a Material Adverse Change. To the Knowledge of M-Flex and its executive officers and directors, since the date of M-Flex's Quarterly Balance Sheet, there has not been any Material Adverse Change in the prospects of M-Flex and no event has occurred and no circumstances exist that may result in such a Material Adverse Change.

                  5.11     EMPLOYEE BENEFITS.

                  (a) SCHEDULE 5.11(a) attached hereto:

                           (i) contains a complete and accurate list of all Plans and Other Benefit Obligations of M-Flex;

                           (ii) sets forth the financial cost of all obligations owed under any Plan or Other Benefit Obligation of M-Flex, if the aggregate amount of such obligations is in excess of $25,000 as of the date of this Agreement.

                  (b) M-Flex has delivered to the EntrePort Group:

                           (i) All insurance policies purchased by or to provide benefits under any Plan or Other Benefit Obligation of M-Flex since October 1, 1996.

                           (ii) All executory Contracts with third party administrators, actuaries, investment managers, consultants, and other independent contractors that relate to any Plan or Other Benefit Obligation of M-Flex.

                           (iii) All reports submitted within the four years preceding the date of this Agreement by third party administrators, actuaries, investment managers, consultants, or other independent contractors with respect to any Plan or Other Benefit Obligation of M-Flex.

                  (c) Except as set forth in SCHEDULE 5.11(c) attached hereto:

                           (i) M-Flex has performed all of its obligations under all the Plans and Other Benefit Obligations currently or previously sponsored, maintained, or contributed to by M-Flex or with respect to which M-Flex has or had an obligation to contribute. M-Flex has made appropriate entries in its financial records and statements for all obligations and liabilities under such Plans and Other Benefit Obligations that have accrued but are not due.

                           (ii) Each Plan of M-Flex can be terminated within thirty (30) days, without payment of any additional contribution or amount and without the vesting or acceleration of any benefits promised by such Plan, other than vesting of any accrued benefits under any Pension Plan.

                           (iii) On or about December 10, 1994, M-Flex adopted the 1994 Multi-Fineline Electronix, Inc. Stock Plan (the "M-FLEX STOCK PLAN"). Other than the adoption of the M-Flex Stock Plan, there has been no establishment or amendment of any Plan or Other Benefit Obligation of M-Flex.

                           (iv) Other than claims for benefits submitted in the ordinary course by participants or beneficiaries, no claim against, or legal proceeding involving, any Plan or Other Benefit Obligation of M-Flex is pending or, to the Knowledge of M-Flex, is Threatened.

                           (v) There is no pending or, to the Knowledge of M-Flex, Threatened proceeding, including any audit or pending voluntary compliance resolution or closing agreement program proceeding, involving any Plan of M-Flex before the IRS, the DOL or any other governmental authority.

                  5.12 COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL LICENSES, AND PERMITS.

                  (a) Except as set forth on SCHEDULE 5.12(a) attached hereto:

                           (i) M-Flex is not, and has never been, in violation of any Legal Requirement applicable to itself, the conduct of its Business or the ownership of its assets or property, or by which it is bound, except for violations which are not continuing and which, in any event, did not and will not, individually or in the aggregate, have a Material Adverse Effect on M-Flex; and

                           (ii) no event has occurred or circumstance exists or has been alleged that (with or without notice or lapse of time) may constitute or result in a violation by M-Flex of, or a failure on the part of M-Flex to comply with, any such Legal Requirement or give rise to any obligation on the part of M-Flex to undertake, or to bear all or any portion of the cost of, any remedial action of any nature, except for violations, failures, or obligations which, individually or in the aggregate, would not have a Material Adverse Effect on M-Flex.

                  (b) M-Flex holds and is in compliance with, and SCHEDULE 5.12(b) attached hereto sets forth, all of material Licenses necessary for the lawful conduct and operation of its Business as currently conducted and operated. The Licenses are valid and in full force and effect and shall remain so immediately following consummation of the Transactions. To the Knowledge of M-Flex, no Person has alleged any violation or failure to comply by M-Flex with any License listed or required to be listed on SCHEDULE 5.12(b), no suspension, cancellation, or termination of any such License is Threatened, and no event has occurred or circumstance exists that may (with or without notice or lapse of time) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any such License or result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any such License.

                  5.13     ABSENCE OF PROCEEDING; ORDERS.

                  (a) Except as set forth in SCHEDULE 5.13 attached hereto, there is no pending Proceeding:

                           (i) that has been commenced by or against M-Flex; PROVIDED, HOWEVER, that for purposes of this Section 5.13(a)(i), a Proceeding shall only be deemed to have commenced against M-Flex if it, its registered agent, or other appropriate representative has been served with or otherwise received notice of such Proceeding or if notice of such Proceeding was attempted on any such Person and was not accepted; or

                           (ii) that, to the Knowledge M-Flex, has been commenced against it, of which it has yet been served with notice; or

                           (iii) that, to the Knowledge of M-Flex, challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Transactions.

                  To the Knowledge of M-Flex, no such Proceeding has been Threatened and, no event has occurred or circumstance exists that (with or without notice or lapse of time) may give rise to or serve as a basis for the commencement of any such Proceeding. M-Flex has delivered to the EntrePort Group copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in SCHEDULE 5.13. To the Knowledge and best belief of M-Flex and based upon all available information, the Proceedings listed in SCHEDULE
5.13 will not, individually or in the aggregate, have a Material Adverse Effect on M-Flex or on its ability to operate or conduct its Business or own or use its assets after the Closing.

                  (b) Except as set forth in SCHEDULE 5.13:

                           (i) there is no Order to which M-Flex or, to the Knowledge of M-Flex, any of the assets owned or used by it, is subject; and

                           (ii) to the Knowledge of M-Flex, no officer, director, agent, or Employee of M-Flex is subject to any Order that prohibits such officer, director, agent, or Employee from engaging in or contributing any conduct, activity, or practice relating to the Business of M-Flex.

                  5.14 ABSENCE OF CERTAIN CHANGES AND EVENTS. Except as set forth in SCHEDULE 5.14 attached hereto, since the date of M-Flex's Quarterly Balance Sheet, M-Flex has conducted its Business only in the Ordinary Course of Business and there has not been any:

                  (a) (i) change in authorized or issued capital stock of M-Flex; (ii) grant of any stock option or right to purchase shares of capital stock of M-Flex; (iii) issuance of any security convertible into such capital stock of M-Flex; (iv) grant of any registration rights in respect of any shares of such capital stock of M-Flex; (v) purchase, redemption, retirement, or other acquisition by M-Flex of any shares of any such capital stock of M-Flex; or (vi) declaration or payment of any dividend or other distribution or payment in respect of such shares of capital stock of M-Flex;

                  (b) amendment to the Organizational Documents of M-Flex;

                  (c) payment or increase by M-Flex of any bonuses, salaries, or other compensation (including management or other similar fees) to any shareholder, director, or officer or entry into any employment, severance or similar Contract with any director, officer, or Employee, other than termination and release of employment contracts conditioned upon the Closing;

                  (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, severance, or other employee benefit plan for or with any of the Employees of M-Flex or any increase in the payment to or benefits under any Plan or Other Benefit Obligation for or with any employees of M-Flex;

                  (e) damage to or destruction or loss of any asset or property of M-Flex, whether or not covered by insurance;

                  (f) entry into, termination or acceleration of, or receipt of notice of termination of (i) any material license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement or (ii) any Contract or transaction involving a Liability by or to M-Flex of at least $100,000;

                  (g) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of M-Flex;

                  (h) mortgage, pledge, or imposition of any Lien or other Encumbrance on any asset or property of M-Flex, including the sale, lease, or other disposition of any of the Intellectual Property of M-Flex, except as disclosed in SCHEDULE 5.6;

                  (i) accrual of any new or additional expenses except for such accruals in the Ordinary Course of Business;

                  (j) capital expenditures in excess of $100,000;

                  (k) cancellation or waiver of any claims or rights with a value to M-Flex in excess of $25,000;

                  (l) payment, discharge, or satisfaction of any Liability by M-Flex, other than the payment, discharge, or satisfaction of Liabilities in the Ordinary Course of Business;

                  (m) incurrence of or increase in, any Liability, except in the Ordinary Course of Business, or any accelerated or deferred payment of or failure to pay when due, any Liability;

                  (n) loan to, or any agreement with, any Employee other than an employment agreement;

                  (o) failure to preserve intact the current business organization of M-Flex, keep available the services of its current officers, Employees, and agents and maintain the relations and good will with its suppliers, customers, landlords, creditors, Employees, agents, and others having business relationships with them;

                  (p) change in the accounting methods used by M-Flex;

                  (q) action taken by M-Flex to accelerate the collection of any receivable or which changes credit terms to customers;

                  (r) payment to any Affiliate (or any Affiliate thereof) other than payments made to such Persons in the Ordinary Course of Business consistent with past practices for actual obligations owed, products purchased, or services rendered, in each case in amounts not in excess of the fair value thereof;

                  (s) election made, extension granted, or waiver of a statute of limitations with respect to Taxes or settlement or compromise any federal, state, local, or foreign claim or Liability for Taxes; or

                  (t) agreement, whether oral or written, by M-Flex with respect to or to do any of the foregoing.

                  5.15     CONTRACTS; NO DEFAULTS.

                  (a) SCHEDULE 5.15 attached hereto contains a complete and accurate list, and M-Flex has made available to the EntrePort Group true and complete copies, of:

                           (i) each Contract that involves or will involve performance of services or delivery of goods by M-Flex of an amount or value, individually or, for a series of related Contracts, in the aggregate, in excess of $100,000 and the disposition of same;

                           (ii) each Contract that involves performance of services or delivery of goods or materials to M-Flex during any twelve
         (12) month period of an amount or value, individually or, for a series of related Contracts, in the aggregate, in excess of $100,000;

                           (iii) each Contract that was not entered into in the Ordinary Course of Business;

                           (iv) each lease, rental, or occupancy agreement, license, installment, and conditional sale agreement of M-Flex and each other Contract, in each case affecting the ownership, title to, use of, occupancy, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $100,000 and with terms of less than one year);

                           (v) each licensing agreement of M-Flex and each other Contract, in each case with Intellectual Property, including agreements with current or former Employees, consultants or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property of M-Flex;

                           (vi) each joint venture or partnership of M-Flex (however named) and each other Contract, in each case involving a sharing of profits, losses, costs, or Liabilities by M-Flex with any other Person;

                           (vii) except as set forth in SCHEDULE 5.15(A)(VII), each Contract containing covenants that in any way purport to restrict the business activity of M-Flex or any of its Affiliates or limit the freedom of M-Flex or any of its Affiliates to engage in any line of business or to compete with any Person;

                           (viii) each Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

                           (ix) each power of attorney granted by or to M-Flex that is currently, or will be at the Closing, effective and outstanding;

                           (x) each Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by M-Flex to be responsible for consequential damages;

                           (xi) each Contract for capital expenditures in excess of $100,000;

                           (xii) each Contract which, to the Knowledge of M-Flex, will result in a material loss to M-Flex;

                           (xiii) each Contract in effect presently or during the last twelve (12) months between M-Flex and any former or current M-Flex Shareholders or its former or current directors, officers, and Employees;

                           (xiv) each written warranty, guaranty, and or other similar undertaking with respect to contractual performance in excess of $100,000 extended by M-Flex, and except as so scheduled, M-Flex has not guaranteed, co-signed, or otherwise become obligated (contingently or otherwise) with respect to the indebtedness or obligations of any other Person;

                           (xv) each severance agreement or similar arrangement that provides any obligations (absolute or contingent) for M-Flex or any other Person to make any payment to any officer, director, or Employee or any M-Flex Shareholder after termination; and

                           (xvi) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

                  SCHEDULE 5.15 sets forth reasonably complete details concerning the Contracts set forth therein, including the parties to the Contracts, the amount of the remaining commitment of M-Flex under the Contracts, if applicable, and the place where details relating to the Contracts are located.

                  (b) Except as set forth in SCHEDULE 5.15, each Contract identified or required to be identified in SCHEDULE 5.15, is in full force and effect and is legal, valid, binding, and enforceable in accordance with its terms against the Company and, to the Knowledge of M-Flex, against all of the parties thereto.

                  (c) Except as set forth in SCHEDULE 5.15:

                           (i) M-Flex is, and at all times since June 30, 1998, has been, in compliance with all material terms and requirements of each Contract identified or required to be identified on SCHEDULE 5.15;

                           (ii) to the Knowledge of M-Flex, each other Person that has or had any obligation or Liability under any Contract identified or required to be identified on SCHEDULE 5.15 is, and at all times since June 30, 1998, has been, in compliance with all material terms and requirements of such Contract;

                           (iii) to the Knowledge of M-Flex, no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give M-Flex or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract identified or required to be identified on SCHEDULE 5.15; and

                           (iv) M-Flex has not given to or received from any other Person, at any time since June 30, 1998, any written or, to the Knowledge of M-Flex, other notice or communication regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract identified or required to be identified in
         SCHEDULE 5.15.

                  (d) Each Contract providing for performance of services or delivery of goods or materials by M-Flex has been or is being fulfilled by M-Flex in the Ordinary Course of Business consistent with past practice, and neither M-Flex nor any purchaser of M-Flex's goods or services under any Contract has committed any breach under any Contract that would, individually or in the aggregate, have a Material Adverse Effect. M-Flex and each supplier thereof under each Contract providing for performance of services or delivery of goods or materials to M-Flex is in material compliance with the terms thereof, and all such Contracts are being fulfilled in the Ordinary Course of Business consistent with past practice. Each Contract can be cancelled or terminated by either party thereto without any penalty or restrictions thereon.

                  (e) There are no renegotiations of, attempts to renegotiate, and there are no outstanding rights to renegotiate any material amounts paid or payable to M-Flex under current or completed Contracts with any Person and no such Person has made written demand for such renegotiation.

                  (f) The Contracts relating to the provision of products or services by M-Flex have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

                  5.16     INSURANCE.

                  (a) M-Flex has delivered to the EntrePort Group:

                           (i) a true and complete list of all insurance policies in force and providing coverage for M-Flex or any of its directors or officers;

                           (ii) true and complete copies of all pending applications for policies of insurance; and

                           (iii) any statements by M-Flex's Auditors with regard to the adequacy of such entity's coverage or of the reserves for claims.

                  (b) SCHEDULE 5.16 attached hereto describes:

                           (i) any self-insurance arrangement by or affecting M-Flex, including any reserves established thereunder; and

                           (ii) any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by M-Flex.

                  (c) SCHEDULE 5.16 sets forth, by year, for the current policy year and each of the three preceding policy years, a summary of the loss experience under each policy.

                  (d) Except as set forth in SCHEDULE 5.16:

                           (i) all policies to which M-Flex is a party or that provide coverage to M-Flex or any of its directors or officers:

                           (A) are currently valid, outstanding, and
                  enforceable;

                           (B) to the Knowledge of M-Flex, are issued by an
                  insurer that is financially sound and reputable;

                           (C) taken together, provide adequate insurance
                  coverage for the assets and the operations of M-Flex and the Proceedings and Orders set forth in SCHEDULE 5.13;

                           (D) are sufficient, to the Knowledge of M-Flex, for
                  compliance with all Legal Requirements and Contracts to which M-Flex is a party or by which it is bound;

                           (E) will continue in full force and effect following
                  the consummation of the Transactions; and

                           (F) do not provide for any retrospective premium
                  adjustment or other experience-based liability on the part of M-Flex.

                           (ii) M-Flex has not received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

                           (iii) M-Flex has paid all premiums due, and has otherwise performed all of its obligations, under each policy to which it is a party or that provides coverage to M-Flex or any of its officers or directors.

                           (iv) M-Flex has complied with all notice of claims provisions under each policy.

                  5.17     COMPLIANCE WITH LAWS.

                  The use and occupancy of the assets and Properties of, and the conduct of Business by, M-Flex at all times on or prior to the Closing Date have been, in compliance with, and not in violation of, all federal, state, and local laws, ordinances, rules, regulations, orders, judgments, and decrees applicable to M-Flex and its assets, properties, and business, including, without limitation, all Environmental Laws and all laws, rules, and regulations dealing with antitrust matters, fair trade and competition, and government corrupt practices. There are no pending or, to the Knowledge of M-Flex, Threatened claims, Encumbrances, or other restrictions of any nature (including but not limited to notices of violations, consent decrees, judgments, judicial or administrative orders, or Liens) resulting from, arising under, or pursuant to any Environmental Law.

                  5.18     LABOR MATTERS.

                  No employee of M-Flex is covered by a collective bargaining agreement, and no organizational efforts with respect to any employees of M-Flex are pending or, to the Knowledge of M-Flex, threatened. No formal or otherwise labor dispute, strike, or work stoppage with respect to any employees of M-Flex is pending or, to the Knowledge of M-Flex, is threatened. There are no existing employee claims (other than nonmaterial health insurance, disability insurance, and workers' compensation claims in the Ordinary Course of Business, which are fully covered by insurance), grievances, or unfair labor practice complaints pending or outstanding against M-Flex. M-Flex is, and at all times on or prior to the date hereof has been, in compliance with, and not in violation of, the Fair Labor Standards Act, as amended, the Age Discrimination in Employment Act, as amended, the National Labor Relations Act, as amended, the Occupational Safety and Health Act, as amended, the Vocational Rehabilitation Act of 1973, as amended, and all applicable federal and state civil rights laws.

                  5.19. INTELLECTUAL PROPERTY. The attached SCHEDULE 5.19 sets forth a true, correct, and complete list of all United States and foreign patents, patent applications, licenses, trademarks, trademark applications, copyrights, trade names, service marks, service, names, and other proprietary rights owned or otherwise used by M-Flex. To the Knowledge of M-Flex, (i) M-Flex possesses all necessary rights to utilize such property in the course of its Business; (ii) M-Flex has not used any Intellectual Property in violation of the rights or interests of any third party or any contractual agreement with respect thereto; (iii) none of the Intellectual Property of M-Flex has been declared invalid, been limited in any respect by any court or by agreement or otherwise, and no such property is subject to any infringement, interference, or other similar proceeding or challenge; and (iv) M-Flex is infringing, or otherwise acting adversely to, the right of any Person or entity under or in respect of any patent, patent application, license, trademark, trademark application, copyright, trade name, service mark, service name, or similar proprietary right.

                  5.20 CERTAIN PAYMENTS. Neither M-Flex, nor any of its directors, officers, agents, or Employees or any other Person affiliated with or acting for or on behalf of M-Flex, has ever, directly or indirectly,

                  (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of M-Flex or any of its Affiliates, or (iv) in violation of any Legal Requirement, or

                  (b) established or maintained any fund or asset that has not been recorded in the books and records of M-Flex or in violation of any Legal Requirement.

                  To the Knowledge of M-Flex, no officer or director of M-Flex has ever (A) been convicted of or entered a plea of guilty or NOLO CONTENDERE to any felony or crime of moral turpitude, (B) been incarcerated in any federal, state, or local penal institution or (similar institution in any foreign country), or (C) entered into an Order or settlement agreement with any Governmental Body with respect to any activities which would or could constitute a breach or violation of any Legal Requirement. None of the assets of M-Flex and none of the M-Flex Stock is subject to seizure by any Governmental Body.

                  5.21 NO OTHER AGREEMENTS TO SELL ASSETS OR CAPITAL STOCK OF M-FLEX.

                  Neither M-Flex, and, to the Knowledge of M-Flex, none of the M-Flex Shareholders or any of the officers, directors, or Affiliates of M-Flex has any commitment or legal obligation, absolute or contingent, to any other Person or firm, other than as contemplated by the Transactions, to sell, assign, transfer, or effect a sale of any of the assets of M-Flex (other than inventory and products in the Ordinary Course of Business), to sell or effect a sale of the M-Flex Stock, to effect any merger, acquisition, consolidation, liquidation, dissolution, or other reorganization of M-Flex or to enter into any agreement or cause the entering into of an agreement with respect to any of the foregoing.

                  5.22     RELATIONSHIPS WITH RELATED PARTIES.

                  Except as set forth in SCHEDULE 5.22 attached hereto, neither M-Flex nor any of its Related Persons owns or has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in a Person that has (i) had business dealings or a material financial interest in any transaction with M-Flex other than business dealings or transactions conducted in the Ordinary Course of Business with M-Flex at substantially prevailing market prices and on substantially prevailing market terms or (ii) engaged in a business competing with M-Flex with respect to any line of the products or services of M-Flex in any market presently served by M-Flex, except for less than one percent (1%) of the outstanding capital stock of any such competing business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth in SCHEDULE 5.22 ATTACHED HERETO, no Related Person of M-Flex is a party to any Contract with, or has any claim or right against, M-Flex.

                  5.23     INVENTORY.

                  The inventory of M-Flex consists in all material respects of items of a quality and quantity usable and salable in the normal course of its Business, the recorded value of all items of inventory which were obsolete, damaged, or unsalable have been properly written off or down to realizable market value, or adequate reserves provided therefor, and the values at which such inventories are and will be carried on the books of M-Flex reflect M-Flex's normal inventory valuation policy of stating inventories at the lower of cost or market.

                  5.24     BROKERS AND FINDERS.

                  Except as set forth on SCHEDULE 5.24 attached hereto, M-Flex and its agents have not incurred any obligation or Liability for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement. M-Flex agrees to indemnify iSucceed and University.com against and to hold iSucceed and University.com harmless from, any claims for brokerage or similar commission or other compensation that may be made against iSucceed and University.com by any third party in connection with the Transactions, which claim is based upon such third party having acted as broker, finder, investment banker, advisor, consultant, or appraiser or in any similar capacity on behalf of M-Flex or any of its Affiliates.

                  5.25     DISCLOSURE.

 No representation or warranty of M-Flex in this Agreement and no statement by it in the Disclosure Schedule is a misstatement of a material fact or omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

                                   ARTICLE VI.

       ACTIONS OF M-FLEX, ENTREPORT, EP SUB, ISUCCEED, AND UNIVERSITY.COM
       ------------------------------------------------------------------
                        BEFORE AND AFTER THE CLOSING DATE
                        ---------------------------------

                  Each of M-Flex, EntrePort, EP Sub, iSucceed, and University.com covenant and agree with each other as follows:

                  6.1      ACCESS AND INVESTIGATION.

                  Between the date of this Agreement and the Closing, each party will (i) afford the other party and its Representatives (collectively, the "ADVISORS") full and free access to such party's executive personnel, properties, Contracts, books and records and other documents and data, (ii) furnish such other party and its Advisors with copies of all such Contracts, books and records and other existing documents and data as they may reasonably request, and (iii) furnish such other party and its Advisors with such additional financial, operating and other data and information as they may reasonably request. Each party shall keep secret and retain in strictest confidence, and shall not, without the prior written consent of the other party, furnish, make available, or disclose to any third party or use for the benefit of itself or any third party, any Confidential Information. As used herein "CONFIDENTIAL INFORMATION" shall mean any information relating to the business or affairs of a party, including, without limitation, to information relating to financial statements, client or customer identities, potential clients or customers, employees, suppliers, servicing methods, equipment, programs, strategies, information and technological systems, analyses, profit margins or other proprietary information used by such party; PROVIDED, HOWEVER, that Confidential Information shall not include any information which (i) is in the public domain or becomes generally known in the public domain through no wrongful act on the part of the party subject to this non-disclosure covenant;
(ii) was available to such party on a non-confidential basis prior to its disclosure to it; or (iii) becomes available on a non-confidential basis from a source other than the party claiming protection hereunder, provided such source is not bound by a confidentiality agreement with such party. Each party acknowledges that the Confidential Information is vital, sensitive, confidential, and proprietary to the other party. In the event that a party is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Confidential Information, it is agreed that such party shall provide the other party with prompt notice of such request(s) so that such other party may seek an appropriate protective order or other appropriate remedy and/or waive compliance with the provisions of this section. In the event that such protective order or other remedy is not obtained, or that a waiver is granted hereunder, a party may furnish that portion of the Confidential Information which, in the written opinion of such party's counsel, it is legally compelled to disclose and shall exercise its reasonable efforts to obtain reliable assurance that the Confidential Information shall be accorded confidential treatment.

                  6.2      OPERATION OF RESPECTIVE BUSINESS.

                  Between the date of this Agreement and the Closing, and subject to transactions required of each party to comply with their respective obligations in connection with the Merger and the Transactions, each party will:

                  (a) conduct its business only in the Ordinary Course of Business, except for those transactions contemplated or required by this Agreement;

                  (b) use its Best Efforts to preserve intact its current business organization, keep available the services of its current officers, Employees and agents and maintain the relations and good will with its suppliers, customers, landlords, creditors, Employees, agents and others having business relationships with it;

                  (c) maintain all of its respective assets in customary repair, order and condition; and

                  (d) confer with the other party and its respective Advisors concerning operational matters of a material nature.

                  6.3      NEGATIVE COVENANTS.

                  Except as otherwise expressly permitted by this Agreement, or as disclosed in the accompanying Schedules, between the date of this Agreement and the Closing, neither party will, without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed, take any affirmative action or fail to take any reasonable action within its control, as a result of which any of the changes or events listed in Sections 4.15 or 5.14 is likely to occur.

                  6.4      REQUIRED APPROVALS.

                  As promptly as practicable after the date of this Agreement, each party will make all filings required by Legal Requirements to be made by it in order to consummate the Merger. Between the date of this Agreement and the Closing, the parties will (a) cooperate with respect to all filings that they may elect to make or may be required by Legal Requirements to make in connection with the Merger and (b) cooperate in obtaining all consents identified in SCHEDULES 4.2(c), 5.2(c), or 5.6.

                  6.5      NOTIFICATION.

                  Between the date of this Agreement and the Closing, each party to this Agreement will promptly notify each other party hereto in writing (each such written notification shall constitute an amendment to SCHEDULE 6.5) if such party becomes aware of any fact or condition that causes or constitutes a Breach of any of its representations and warranties as of the date of this Agreement, or if such party becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition; PROVIDED, HOWEVER, that such disclosure shall not be deemed to cure any Breach of a representation or warranty. Should any such fact or condition require any change in the Disclosure Schedules if such Schedules were dated the date of the occurrence or discovery of any such fact or condition, the discovering party will promptly deliver to each other party a supplement to the Disclosure Schedules specifying such changes; PROVIDED, HOWEVER, that the determination of whether the conditions to Closing set forth in Sections 7.2 and 8.2 have been met shall be made without giving effect to any such written notification or supplement to the Disclosure Schedules; PROVIDED, FURTHER, that such supplement shall be considered as part of the Disclosure Schedules for purposes of determining whether representations and warranties have been breached in respect of indemnification claims being made pursuant to Article IX hereof. Any such written notification or portion of the Disclosure Schedules and any Schedule that is delivered after the execution of this Agreement and on or prior to the Closing Date shall be deemed to be a supplement to the Disclosure Schedules, and as such, shall be treated in the same manner as a supplement to the Disclosure Schedules described in the preceding sentence. During the same period, each party of to this Agreement will promptly notify each other party hereto of the occurrence of any Breach of any covenant or agreement by such party in this Article VI or of the occurrence of any event that may make the satisfaction of the conditions in Articles VII and VIII impossible or unlikely; PROVIDED, HOWEVER, that such disclosure shall not be deemed to cure any Breach of a covenant or agreement or to satisfy a condition. Each party to this Agreement shall promptly notify each other party hereto of any default, the threat or commencement of any Proceeding, or any development that occurs before the Closing that could in any way materially effect such party, the Business or assets of such party, or the ability of such party to consummate the Transactions.

                  6.6      NO NEGOTIATION.

                  Unless this Agreement is earlier terminated pursuant to the provisions herein, no member of the EntrePort Group nor any of their respective Affiliates or Representatives will directly or indirectly (a) solicit, initiate, seek, encourage, or support any inquiries, proposals, or offers from any Person (other than a party hereto) relating to, (b) furnish any non-public information to any Person (other than a party hereto) relating to, (c) facilitate any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to, (d) engage in any discussion or negotiations with or consider the merits of, or accept any unsolicited inquiries or proposals from any Person (other than a party hereto) relating to, any transaction the results of which would be substantially similar to the Merger and Transactions or would frustrate the purpose and intent of the transactions set forth in the Letter of Intent or in this Agreement (each such transaction referred to herein as a "PROPOSED ACQUISITION MERGER"). Each member of the EntrePort Group will immediately notify M-Flex if any discussions or negotiations are sought to be initiated, any inquiry or proposal is made, or any information is requested with respect to any Proposed Acquisition Merger and notify M-Flex of the terms of any proposal which any of them or their respective Representatives may receive in respect of any such Proposed Acquisition Merger, including without limitation, the identity of the prospective purchaser or soliciting party and the material terms of the proposal. Each member of the EntrePort Group shall also provide M-Flex with a copy of any offer.

                  6.7      BEST EFFORTS.

                  Between the date of this Agreement and the Closing, each of the parties to this Agreement will use its respective Best Efforts to cause the conditions in Articles VII and VIII to be satisfied.

                  6.8      TAX MATTERS.

                  (a) TAX PERIODS BEGINNING BEFORE AND ENDING AFTER THE CLOSING DATE. iSucceed and University.com agree to use their respective Best Efforts to provide M-Flex with such assistance as M-Flex may require for the preparation of EntrePort Tax Returns for Tax periods that begin before the Closing Date and end after the Closing Date.

                  (b) TRANSFER TAXES. All transfer, documentary, sales, use, stamp, registration, and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (collectively, "TRANSFER TAXES") shall be paid by M-Flex, if related to the issuance of EntrePort Stock to the M-Flex Shareholders, and by iSucceed, if related to the issuance of EntrePort Stock to any creditors of any member of the EntrePort Group or the issuance of iSucceed Stock to the EntrePort Shareholders and to any creditors of any member of the EntrePort Group.

                  (c) SEGREGATION OF FUNDS. If the Spin-Off results in the imposition of any Tax upon EntrePort, it shall have reserved, and segregated, sufficient funds such that, at Closing, it will be able to tender to each relevant Governmental Body Tax payment in full of any Tax that results from the Spin-Off.

                  (d) TAX ELECTIONS. No member of the EntrePort Group or M-Flex shall make or change any election with respect to Taxes or settle or compromise any material Tax Liability or refund after the date hereof without EntrePort's prior written consent (which shall not be unreasonably withheld).

                  6.9      THIRD-PARTY LIABILITIES; THIRD-PARTY RELEASES.

                  Between the date hereof and the Closing, EntrePort and EP Sub, and each of their respective Subsidiaries (other than iSucceed and University.com), shall have transferred all of their respective liabilities and obligations, Contracts, and Employees (collectively, the "THIRD-PARTY LIABILITIES") to iSucceed or University.com, such that, immediately prior to the Closing, neither EntrePort nor EP Sub, nor any Subsidiaries thereof (other than iSucceed and University.com), shall have any Third-Party Liabilities. The Third-Party Liabilities and the other liabilities of iSucceed and University.com immediately prior to the Closing, in respect of which Third-Party Liabilities and other liabilities neither EntrePort, nor any of its Subsidiaries (other than iSucceed and University.com), shall be a party, guarantor, surety, or otherwise liable, shall constitute all of the liabilities of EntrePort and its Subsidiaries as of the Closing. Between the date hereof and the Closing, EntrePort shall have used its best efforts to obtain, from each creditor of EntrePort and its Subsidiaries (other than iSucceed and University.com), a full, absolute, and unconditional release of all claims in respect of each and every Third-Party Liability as of the Closing (the "THIRD-PARTY RELEASES"), which Third-Party Releases shall be in favor of EntrePort, EP Sub, M-Flex, the M-Flex Shareholders, and the directors, officers, affiliates, and agents of M-Flex.

                  6.10     M-FLEX LOANS.

                  Prior to the date hereof, M-Flex has advanced to EntrePort, iSucceed, and University.com the sum of $75,000. Immediately upon execution of this Agreement by all parties, M-Flex shall advance an additional sum of $75,000 to EntrePort, iSucceed, and University.com. Immediately upon the filing with the Commission of the Registration Statement, M-Flex shall advance an additional sum of $50,000 to EntrePort, iSucceed, and University.com. Each such advance has been or will be memorialized by the EntrePort Notes, the form of which is attached hereto as EXHIBIT 6.10. The terms of the advances are set forth in the EntrePort Notes and, to the extent otherwise required, are set forth in the Letter of Intent.

                                  ARTICLE VII.

           CONDITIONS PRECEDENT TO ENTREPORT'S, EP SUB'S, ISUCCEED'S,
           ----------------------------------------------------------
                    AND UNIVERSITY.COM'S OBLIGATION TO CLOSE
                    ----------------------------------------

                  EntrePort's, EP Sub's, iSucceed's, and University.com's obligation to consummate the Merger and to take the other actions required to be taken by EntrePort, EP Sub, iSucceed, and University.com, as the case may be, at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by EntrePort, EP Sub, iSucceed, and University.com, in whole or in part):

                  7.1      NEGOTIATION AND EXECUTION OF TRANSACTION DOCUMENTS.

                  The parties shall have negotiated and executed this Agreement and the other Transaction Documents as necessary or required for the consummation of the Merger to the mutual satisfaction of each of EntrePort, EP Sub, iSucceed, and University.com.

                  7.2      ACCURACY OF REPRESENTATIONS.

                  All of the representations and warranties of M-Flex in this Agreement (considered collectively) and each of these representations and warranties (considered individually), must have been true and accurate in all respects as of the date of this Agreement and must be true and accurate in all respects as of the Closing as if made on the Closing without giving effect to any supplement to the Disclosure Schedules.

                  7.3      M-FLEX'S PERFORMANCE.

                  (a) All of the covenants and obligations that M-Flex is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively) and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

                  (b) M-Flex must have delivered each of the documents required to be delivered by it pursuant to Section 3.2.

                  7.4      DUE DILIGENCE REVIEW.

                  (a) EntrePort, EP Sub, iSucceed, and University.com must have completed their due diligence investigation, the results of which were satisfactory to their respective Boards of Directors, in their sole and absolute discretion.

                  (b) M-Flex shall have delivered to EntrePort a reasonable time prior to the Closing the financial statements of M-Flex as follows: (i) audited financial statements (balance sheet, statement of operations, statement of changes in shareholders' equity and statement of cash flows) prepared in accordance with GAAP, consistently applied, for M-Flex's three most recently concluded fiscal years (collectively, "M-FLEX'S ANNUAL FINANCIAL STATEMENTS"), accompanied by an unqualified report (with the exception of the "going concern" opinion) thereon of independent auditors qualified to practice before the Commission ("M-FLEX'S AUDITORS"), and (ii) unaudited financial statements (balance sheet, statement of operations, statement of changes in shareholders' equity, if applicable, and statement of cash flows) then available for each quarterly period, if any, in M-Flex's fiscal year subsequent to the latest fiscal year reported in M-Flex's Annual Financial Statements, which unaudited financial statements were prepared in accordance with GAAP (except that such unaudited financial statements are notes and are subject to year-end adjustments) and were reviewed by M-Flex's Auditors (collectively, "M-FLEX'S INTERIM FINANCIAL STATEMENTS").

                  7.5      ADDITIONAL DOCUMENTS.

                  Each of the following documents must have been delivered to EntrePort, EP Sub, iSucceed, and University.com:

                  (a) an opinion of Bryan Cave LLP, dated the Closing Date, acceptable to EntrePort and EP Sub in their reasonable discretion; and

                  (b) such other documents as EntrePort, EP Sub, iSucceed, and University.com may reasonably request for the purpose of (i) evidencing the accuracy of any representation or warranty of M-Flex, (ii) evidencing the performance by M-Flex, or the compliance by M-Flex with, any covenant or obligation required to be performed or complied with by M-Flex, (iii) evidencing the satisfaction of any condition referred to in this Article VII, or (iv) otherwise facilitating the consummation of any of the Transactions.

                  7.6      NO PROCEEDINGS.

                  From the date of this Agreement until the Closing, no Proceeding shall be pending or Threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would, and there must not be in effect any Legal Requirement that would: (a) prevent consummation of any of the Transactions contemplated by this Agreement; (b) cause any of the Transactions contemplated by this Agreement to be rescinded following consummation; (c) affect adversely the right of EntrePort to own M-Flex Stock and to control M-Flex; or (d) affect adversely the right of M-Flex to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling or charge shall be in effect).

                  7.7      BUSINESS ISSUES.

                  There shall not have been any material adverse change in the operations, conditions (financial or otherwise), or M-Flex's operations prior to the Closing.

                  7.8      REGULATORY ISSUES.

                  (a) EntrePort shall have filed the Registration Statement with the Commission and the State Securities Departments.

                  (b) The Commission shall have declared the Registration Statement effective and the State Securities Departments shall have issued their respective qualification orders.

                  (c) Each of the EntrePort Shareholders Meeting and the M-Flex Shareholders Meeting shall have occurred, at which respective Meetings the Transactions shall have been approved.

                  (d) As of the Effective Time, all other necessary governmental and corporate consents, licenses, and approvals required to effectuate the Merger and the Transactions shall have been approved.

                  7.9      NO PROHIBITION.

                  Neither the consummation nor the performance of any of the Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause EntrePort and EP Sub to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, including federal and state securities laws or (b) any Legal Requirement or Order that has been published, introduced, or otherwise formally proposed by or before any Governmental Body.

                                  ARTICLE VIII.

              CONDITIONS PRECEDENT TO M-FLEX'S OBLIGATION TO CLOSE
              ----------------------------------------------------

                  M-Flex's obligation to consummate the Merger and to take the other actions required to be taken by M-Flex, as the case may be, at the Closing are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by M-Flex in whole or in part):

                  8.1      NEGOTIATION AND EXECUTION OF TRANSACTION DOCUMENTS.

                  The parties shall have negotiated and executed this Agreement and the other Transaction Documents as necessary or required for the consummation of the Transactions to the mutual satisfaction of the M-Flex Shareholders and M-Flex.

                  8.2      ACCURACY OF REPRESENTATIONS.

                  All of the representations and warranties of EntrePort, EP Sub, iSucceed, and University.com in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been true and accurate in all respects as of the date of this Agreement, and must be true and accurate in all respects as of the Closing as if made on the Closing, without giving effect to any supplement to the Disclosure Schedules.

                  8.3      ENTREPORT'S, EP SUB'S, ISUCCEED'S, AND
UNIVERSITY.COM'S PERFORMANCE.

                  (a) All of the covenants and obligations that EntrePort, EP Sub, iSucceed, and University.com are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

                  (b) Each document required to be delivered by EntrePort, EP Sub, iSucceed, and University.com pursuant to Section 3.2 must have been delivered.

                  8.4      DUE DILIGENCE REVIEW.

                  (a) M-Flex shall have completed its due diligence investigation, the results of which were satisfactory to M-Flex's board of directors, in their sole and absolute discretion.

                  (b) EntrePort shall have delivered to M-Flex a reasonable time prior to the Closing of the financial statements of EntrePort as follows: (i) audited financial statements (balance sheet, statement of operations, statement of changes in stockholders' equity and statement of cash flow) prepared in accordance with GAAP, consistently applied, for EntrePort's two most recently concluded fiscal years, accompanied by an unqualified report (with the exception of the "going concern" opinion) thereon of EntrePort's auditors, and (ii) unaudited financial statements (balance sheet, statement of operations, statement of changes in stockholders' equity, if applicable, and statement of cash flow) for each quarterly period in EntrePort's current fiscal year, prepared in accordance with GAAP, consistently applied, and reviewed by EntrePort's Auditors.

                  8.5      ADDITIONAL DOCUMENTS.

                  Each of the following documents must have been delivered to M-Flex and the M-Flex Shareholders:

                  (a) an opinion of Oppenheimer, Wolff & Donnelly LLP, dated the Closing Date, acceptable to M-Flex and the M-Flex Shareholders in their reasonable discretion; and

                  (b) such other documents as M-Flex may reasonably request for the purpose of (i) evidencing the accuracy of any of representations and warranties of each of EntrePort, EP Sub, iSucceed, and University.com, (ii) evidencing the performance by EntrePort, EP Sub, iSucceed, and University.com of, or the compliance by EntrePort, EP Sub, iSucceed, and University.com with, any covenant or obligation required to be performed or complied with by EntrePort, EP Sub, iSucceed, and University.com, (iii) evidencing the satisfaction of any condition referred to in this Article VIII, or (iv) otherwise facilitating the consummation or performance of the Merger.

                  8.6      NO PROCEEDINGS.

                  From the date of this Agreement until the Closing, no Proceeding shall be pending or Threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would, and there must not be in effect any Legal Requirement that would: (a) prevent consummation of any of the Transactions contemplated by this Agreement; (b) cause any of the Transactions contemplated by this Agreement to be rescinded following consummation; (c) affect adversely the right of EntrePort to own M-Flex Stock and to control M-Flex; or (d) affect adversely the right of the M-Flex Shareholders to be issued EntrePort Stock (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect).

                  8.7      PAYMENT OF TAXES; FILING OF TAX RETURNS.

                  EntrePort shall have filed its Tax Return for its 2001 fiscal year and shall have paid all Taxes referenced thereon, as well as any estimated payments required by any Taxing authority to be paid prior to the Closing Date.

                  8.8      FINANCING AND BUSINESS ISSUES.

                  (a) iSucceed and University.com shall have obtained financing sufficient to enable iSucceed and University.com to consummate the Transactions contemplated by this Agreement, including the satisfaction of the Third-Party Liability release conditions set forth in subsection (c), below, and to provide working capital for the operation of its collective Business after the Closing, sufficient, to the satisfaction of M-Flex, as determined in its commercially reasonable good faith, to prevent any creditor of any member of the EntrePort Group, as of the Closing Date, from having any basis to commence any Proceeding (against EntrePort, M-Flex, or the other parties in whose favor such Third-Party Liability releases are to be provided) on the grounds that iSucceed or University.com was inadequately capitalized from and after the Closing Date.

                  (b) EntrePort and EP Sub, and each of their respective Subsidiaries, shall have transferred all of their respective assets and all Third-Party Liabilities to iSucceed or University.com, such that, at the Closing, neither EntrePort nor EP Sub shall have any assets or Third-Party Liabilities nor any executory Contracts or Employees.

                  (c) EntrePort, EP Sub, iSucceed, and University.com shall have obtained, as of the Closing, from each creditor of EntrePort, EP Sub, iSucceed, and University, and of each of their respective Subsidiaries, a full, absolute, and unconditional release of all claims in respect of each and every Third-Party Liability of each such entity, which releases shall be in favor of EntrePort, M-Flex, and the directors, officers, shareholders, Affiliates, and agents of M-Flex. M-Flex shall have used reasonable discretion in determining whether to accept such releases and whether to require any or all of EntrePort, EP Sub, iSucceed, and University.com to obtain modified or additional releases.

                  (d) Except as required in connection with Subsections (b) and
(c), above, there shall not have been any material adverse change in the operations, conditions (financial or otherwise), of EntrePort's, EP Sub's, iSucceed's, or University.com's Business prior to the Closing.

                  8.9      REGULATORY ISSUES.

                  (a) EntrePort shall have filed the Registration Statement with the Commission and the State Securities Departments.

                  (b) The Commission shall have declared the Registration Statement effective and the State Securities Departments shall have issued their respective qualification orders.

                  (c) Each of the EntrePort Shareholders Meeting and the M-Flex Shareholders Meeting shall have occurred, at which respective Meetings the Transactions shall have been approved with not more than those percentages of dissenters referenced in Section 8.10.

                  (d) As of the Effective Time, EntrePort shall have filed a Certificate of Incorporation with the Secretary of State for the State of Delaware in the form attached hereto as EXHIBIT 8.8(d) for the incorporation of "ENTREPORT DELAWARE," which Certificate shall not have been amended, corrected, or otherwise modified without the consent of M-Flex, which consent M-Flex may withhold or delay in its sole and absolute discretion.

                  (e) As of the Effective Time, EntrePort Delaware shall have adopted By-Laws in the form attached hereto as EXHIBIT 8.8(e), which By-Laws shall not have been amended, corrected, or otherwise modified without the consent of M-Flex, which consent M-Flex may withhold or delay in its sole and absolute discretion.

                  (f) As of the Effective Time, EntrePort Delaware shall have taken such only corporate action as is in the form attached hereto as Exhibit 8.8(f), which corporate action shall not have been amended, corrected, or otherwise modified without the consent of M-Flex, which consent M-Flex may withhold or delay in its sole and absolute discretion.

                  (g) EntrePort shall have filed a listing application for EntrePort Delaware with the American Stock Exchange, which shall have conditionally approved such listing application and approved the commencement of trading of the common stock of EntrePort Delaware on the American Stock Exchange, subject only to such conditions as M-Flex, in its sole and absolute discretion, may disapprove.

                  (h) As of the Effective Time, all other necessary governmental and corporate consents, licenses, and approvals required to effectuate the Merger and the Transactions shall have been obtained.

                  8.10     NO PROHIBITION.

                  Neither the consummation nor the performance of any of the Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause EntrePort, EP Sub, iSucceed, or University.com to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, including federal and state securities laws or (b) any Legal Requirement or Order that has been published, introduced, or otherwise formally proposed by or before any Governmental Body.

                  8.11     DISSENTING SHARES.

                  The aggregate number of Dissenting Shares shall not exceed one percent (1.00%) of the total outstanding shares of EntrePort Stock immediately prior to the Closing and shall not exceed two and a half percent (2.50%) of the total outstanding shares of M-Flex Stock immediately prior to the Closing.

                  8.12     THIRD-PARTY LIABILITIES; THIRD-PARTY RELEASES.

                  EntrePort and EP Sub, and each of their respective Subsidiaries (other than iSucceed and University.com), shall have transferred all of the Third-Party Liabilities to iSucceed or University.com, such that, immediately prior to the Closing, neither EntrePort nor EP Sub, nor any Subsidiaries thereof (other than iSucceed and University.com), shall have any Third-Party Liabilities. The Third-Party Liabilities and the other liabilities of iSucceed and University.com immediately prior to the Closing shall constitute all of the liabilities of EntrePort and its Subsidiaries as of the Closing. Each member of the EntrePort Group shall have delivered one or more certificates of their respective Presidents, Chief Executive Officers, and Chief Financial Officers confirming such transfers and such status of liabilities. EntrePort shall have obtained the Third-Party Releases from each creditor of EntrePort and its Subsidiaries and shall have delivered the originals thereof to M-Flex at the Closing.

                  8.13     THE SPIN-OFF.

                  EntrePort will have completed the Spin-Off of iSucceed to its shareholders and, possibly, certain holders of Third-Party Liabilities at such time, whether precedent to, concurrently with, or subsequently to the Closing Date, as the parties hereto shall mutually agree using their respective commercially reasonable judgment.

                                   ARTICLE IX.

                            INDEMNIFICATION; REMEDIES
                            -------------------------

                  9.1      SURVIVAL OF REPRESENTATIONS, ETC.

                  The representations and warranties of the parties hereto contained herein shall survive for two years after the Effective Time. The right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedies based on such representations, warranties, covenants, and obligations.

                  9.2      INDEMNIFICATIONS.

                  (a) BY M-FLEX. M-Flex shall indemnify, save, and hold harmless iSucceed and University.com and each of their respective post-Closing Affiliates and Representatives (collectively, the "M-FLEX INDEMNIFIED PARTIES") from and against any and all costs, losses, Liabilities, obligations, damages, lawsuits, deficiencies, claims, demands, and expenses (whether or not arising out of third-party claims), attorneys' fees and all amounts paid in investigation, defense, or settlement of any of the foregoing (herein, "DAMAGES"), incurred in connection with, arising out of, resulting from or incident to any Breach of any representation, warranty, covenant, or agreement made M-Flex in this Agreement.

                  The term "DAMAGES" as used in this Section 9.2 is not limited to matters asserted by third parties against any indemnified party, but includes Damages incurred or sustained by an indemnified party in the absence of third party claims. Payments actually made by any indemnified party of amounts for which such indemnified party is indemnified hereunder shall not be a condition precedent to recovery. Absent a showing of fraud, the rights and remedies provided in this Article IX shall be exclusive as to any Damages incurred by a party under this Agreement; PROVIDED, HOWEVER, that nothing herein shall preclude a party from exercising its rights under this Agreement and applicable law to such equitable remedies, including without limitation specific performance and injunctions.

                  (b) BY ISUCCEED AND UNIVERSITY.COM. iSucceed and University.com shall indemnify, save, and hold harmless M-Flex and the M-Flex Shareholders and their respective post-Closing Affiliates and Representatives (the "ISUCCEED AND UNIVERSITY.COM INDEMNIFIED PARTIES") from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to any Breach of any representation, warranty, covenant, or agreement made by EntrePort, EP Sub, iSucceed, or University.com in this Agreement.

                  (c) COOPERATION. The indemnified party shall cooperate in all reasonable respects with the indemnifying party and its Representatives (including without limitation its attorneys) in the investigation, trial, and defense of such lawsuit or action and any appeal arising therefrom; PROVIDED, HOWEVER, that the indemnified party may, at its own cost, participate in negotiations, arbitrations, and the investigation, trial, and defense of such lawsuit or action and any appeal arising therefrom. The parties shall cooperate with each other in any notifications to insurers.

                  (d) DEFENSE OF CLAIMS. If a claim for Damages (a "CLAIM") is to be made by a party entitled to indemnification hereunder against the indemnifying party, the party claiming such indemnification shall, give written notice (a "CLAIM NOTICE") to the indemnifying party as soon as practicable after the party entitled to indemnification becomes aware of any fact, condition, or event which may give rise to Damages for which indemnification may be sought under this Section 9.2. If any lawsuit or enforcement action is filed against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event within fifteen (15) calendar days after the service of the citation or summons). The failure of any indemnified party to give timely notice hereunder shall not affect rights to indemnification hereunder, except to the extent that the indemnifying party has been materially damaged by such failure. After such notice, if the indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit or action, then the indemnifying party shall be entitled, if it so elects at its own cost, risk, and expense, (i) to take control of the defense and investigation of such lawsuit or action, (ii) to employ and engage attorneys of its own choice, but, in any event, reasonably acceptable to the indemnified party, to handle and defend the same unless the named parties to such action or proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party has been advised in writing by counsel that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party, in which event the indemnified party shall be entitled, at the indemnifying party's cost, risk, and expense, to separate counsel of its own choosing and (iii) to compromise or settle such lawsuit or action, which compromise or settlement shall be made only with the prior written consent of the indemnified party, such consent not to be unreasonably withheld or delayed.

                  If the indemnifying party fails to assume the defense of such lawsuit or action within fifteen (15) calendar days after receipt of the Claim Notice, the indemnified party against which such lawsuit or action has been asserted will (upon delivering notice to such effect to the indemnifying party) have the right to undertake, at the indemnifying party's cost and expense, the defense, compromise, or settlement of such lawsuit or action on behalf of and for the account and risk of the indemnifying party; PROVIDED, HOWEVER, that such lawsuit or action shall not be compromised or settled without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed. If the indemnified party settles or compromises such lawsuit or action without the prior written consent of the indemnifying party, the indemnifying party will bear no liability hereunder for or with respect to such lawsuit or action. In the event the indemnified party assumes the defense of the lawsuit or action, the indemnified party will keep the indemnifying party reasonably informed of the progress of any such defense, compromise, or settlement. The indemnifying party shall be liable for any settlement of any action effected pursuant to and in accordance with this Section 9.2 and for any final judgment (subject to any right of appeal) and the indemnifying party agrees to indemnify and hold harmless an indemnified party from and against any Damages by reason of such settlement or judgment.

                  (e) REPRESENTATIVES. No individual Representative of any party shall be personally liable for any Damages under the provisions contained in this Section 9.2. Nothing herein shall relieve either party of any Liability to make any payment expressly required to be made by such party pursuant to this Agreement.

                  (f) LIMITATION ON INDEMNITY.

                           (i) The indemnification obligation of the M-Flex Indemnified Parties, on the one hand, and the iSucceed and University.com Indemnified Parties, on the other hand, with respect to any Breach of any representation or warranty pursuant to Sections 9.2(a) or (b), respectively, shall be limited to Claims for Damages made prior to the last date of survival thereof referred to in Section 9.1.

                           (ii) The M-Flex Indemnified Parties may not recover Damages from M-Flex pursuant to Section 9.2(a) until the aggregate amount of Damages relating to such Claims for which the M-Flex Indemnified Parties, in the aggregate, are seeking indemnification under Section 9.2(a) exceeds Fifty Thousand Dollars ($50,000) (the "M-FLEX DEDUCTIBLE") and, thereafter, only to the extent of such excess. Notwithstanding the foregoing, the maximum amount of Damages for which M-Flex shall be liable pursuant to Section 9.2(a) shall be an amount equal to ten percent (10%) of the Fair Market Value of the EntrePort Stock owned by all Persons immediately prior to the Closing (the "M-FLEX CAP"). The M-Flex Indemnified Parties shall have the right to notify M-Flex of the existence of a potential Claim or to make a Claim hereunder prior to the time at which the M-Flex Deductible that is applicable to such Claim has been surpassed for the purpose of asserting that such Claim arose within the relevant survival period of the applicable indemnification obligation. Any such Claim so noticed or made within such period shall, to the extent such M-Flex Deductible ultimately is met, survives until its final resolution. The sole method of payment by M-Flex to the M-Flex Indemnified Parties of all costs and expenses of any Damages suffered by any of such M-Flex Indemnified Parties, inclusive of payment of relevant defense costs, as provided in
         Section 9.2(d), shall be in cash.

                           (iii) The iSucceed and University.com Indemnified Parties may not recover Damages from either of iSucceed or University.com pursuant to Section 9.2(b) until the aggregate amount of Damages for which the iSucceed and University.com Indemnified Parties, in the aggregate, are seeking indemnification pursuant to Section 9.2(b) exceeds Fifty Thousand Dollars ($50,000) (the "ISUCCEED AND UNIVERSITY.COM DEDUCTIBLE") and, thereafter, only to the extent of such excess; PROVIDED, HOWEVER, that in the event the aggregate amount of Damages for which the iSucceed and University.com Indemnified Parties are seeking pursuant to Sections 4.3(a), 4.4, 4.8, 4.9, 4.12, 4.25, or
         Article VI (with the sole exception of Section 6.9(c), exceeds the iSucceed and University.com Deductible, the iSucceed and University.com Indemnified Parties may recover the full amount of such Damages from the first dollar; PROVIDED, FURTHER, that in the event the iSucceed and University.com Indemnified Parties seek any Damages pursuant to Section
         4.10 or 6.9(c), the iSucceed and University.com Indemnified Parties may recover the full amount of such Damages from the first dollar. The iSucceed and University.com Indemnified Parties shall have the right to notify EntrePort of the existence of a potential Claim or to make a Claim hereunder prior to the time at which the iSucceed and University.com Deductible that is applicable to such Claim has been surpassed for the purpose of asserting that such Claim arose within the relevant survival period of the applicable indemnification obligation. Any such Claim made within such period shall, to the extent such iSucceed and University.com Deductible ultimately is met, survive until its final resolution. Methods of payment by iSucceed and University.com to the iSucceed and University.com Indemnified Parties of all costs and expenses of any Damages suffered by any of such iSucceed and University.com Indemnified Parties, inclusive of payment of relevant defense costs, as provided in Section 9.2(d), shall be (A) the sale of any or all of the shares of EntrePort Stock and iSucceed Stock to be deposited into the Escrow at the Closing or (B) any or all of the assets of either or both of iSucceed or University.com. The determination of which of such methods shall be utilized for any such payment shall be subject to the commercially reasonable discretion of M-Flex on behalf of the iSucceed and University.com Indemnified Parties.

                           (iv) Neither (A) the termination of the
         representations or warranties contained herein, nor (B) the expiration of the indemnification obligations described above, will affect the rights of a Person in respect of any Claim made by such Person received by the indemnifying party prior to the expiration of the applicable survival period provided herein.

                  (g) ESCROW. As of the Closing, the parties hereto shall enter into an Escrow Agreement (the "Escrow Agreement"), in the form attached hereto as EXHIBIT 9.2(g), the terms of which shall govern the Escrow. The other parties to the Escrow Agreement shall be a representative for the M-Flex Indemnified Parties (the "SHAREHOLDERS' REPRESENTATIVE") and the Escrow Agent (the "ESCROW AGENT"). In connection with the execution of the Escrow Agreement, EntrePort, iSucceed, and University.com shall cause certain shares of EntrePort Stock and iSucceed Stock to be deposited into the Escrow. Such deposited shares shall consist of (i) that number of shares of EntrePort Stock equivalent to one-seventh of the issued and outstanding shares of EntrePort Stock that are not to be issued to, or, as of the Closing, are not issuable to, the M-Flex Shareholders (pursuant to the provisions of Section 2.4(a)) and (ii) that number of shares of iSucceed Stock equivalent to 40% of the shares of iSucceed Stock that have been issued, are to be issued or, as described in the Registration Statement, will be issuable to any Persons in connection with the Transactions, the settlement of the Third-Party Liabilities, each iSucceed capital transaction to be described in the Registration Statement, each iSucceed business combination transaction to be described in the Registration Statement, and each other potential issuance of shares of iSucceed Stock to be described in the Registration Statement, which shares of iSucceed Stock shall not be delivered except in accordance with the provisions of the Escrow Agreement. Further, the disposition of dividends and other distributions on the shares of EntrePort Stock and iSucceed Stock to be deposited into the Escrow shall be in accordance with the terms and conditions of the Escrow Agreement.

                                   ARTICLE X.

                                   TERMINATION
                                   -----------

                  10.1     TERMINATION EVENTS.

                  This Agreement may, by notice given prior to or at the Closing, be terminated:

                  (a) by M-Flex if a Breach of any provision of this Agreement has been committed by any member of the EntrePort Group;

                  (b) by EntrePort if a Breach of any provision of this Agreement has been committed by M-Flex;

                  (c) by M-Flex if any of the conditions in Article VIII have not been satisfied as of the Closing or if satisfaction of such a condition is or becomes impossible (other than through the failure of M-Flex to comply with its obligations under this Agreement) and M-Flex has not expressly waived such condition in writing on or before the Closing;

                  (d) by EntrePort if any of the conditions in Article VII have not been satisfied as of the Closing or if satisfaction of such a condition is or becomes impossible (other than through failure of EntrePort to comply with its obligations under this Agreement) and EntrePort has not expressly waived such condition in writing on or before the Closing;

                  (e) by mutual consent of EntrePort and M-Flex; or

                  (f) by M-Flex if the Closing has not occurred (other than through the failure of M-Flex to comply with its obligations under this Agreement) on or before March 15, 2003 (the "CLOSING DATE"), or such later date upon which the parties hereto may agree.

                  10.2 EFFECT OF TERMINATION. Each party's right of termination under Section 10.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 10.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Section 9.2 will survive; PROVIDED, HOWEVER, that if this Agreement is terminated by a party because of the Breach of this Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired. If the Agreement is terminated pursuant to Sections 10.1(b)or (d), M-Flex shall completely and fully release EntrePort, iSucceed, University.com, and any other obligors under the Notes and all funds advanced pursuant to the Notes shall be deemed a break-up fee. M-Flex shall execute such other and further documents as may be required to effect the release of the obligors from liability and release of any and all security from the obligations.

                                   ARTICLE XI.

                                  MISCELLANEOUS
                                  -------------

                  11.1     ASSIGNMENT.

                  Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party without the prior written consent of the other party. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  11.2     NOTICES.

                  All notices, requests, demands, and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic, or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (E.G., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case, notice shall be sent to:

                  If to M-Flex (before or after the Closing Date) or to EntrePort or EP Sub (each after the Closing Date), addressed to:

                  Multi-Fineline Electronix, Inc.
                  (EntrePort Corporation [if applicable])
                  (EP Merger Sub, Inc. [if applicable])
                  1301 N. Dynamics Street
                  Anaheim, California 92806
                  Attn:  Philip A. Harding, Chief Executive Officer
                  Telephone:  (714) 996-1248
                  Facsimile:  (714) 996-3834

                  with a copy to (which shall not constitute notice):

                  Bryan Cave LLP
                  2020 Main Street, Suite 600
                  Irvine, California 92614
                  Attn:  Randolf W. Katz, Esq.
                  Telephone:  (949) 223-7103
                  Facsimile:  (949) 223-7100

                  If to EntrePort, EP Sub, iSucceed, or University.com (each before the Closing Date) or to iSucceed or University.com (each after the Closing Date), addressed to:

                  (EntrePort Corporation [if applicable])
                  (EP Merger Sub, Inc. [if applicable])
                  iSucceed.com, Inc.
                  University.com, Inc.
                  5937 Darwin Court, Suite 109
                  Carlsbad, California 92008
                  Attn:  David J. D'Arcangelo, Chairman of the Board
                  Telephone:  (760) 688-1144
                  Facsimile:  (760) 431-4840

                  With a copy to (which shall not constitute notice):

                  Oppenheimer, Wolff & Donnelly LLP
                  500 Newport Center Drive, Suite 700
                  Newport Beach, California 92660
                  Attn:  Daniel K. Donahue, Esq.
                  Telephone:  (949) 823-6000
                  Telecopy:  (949) 823-6100

                                    and

                  (EntrePort Corporation [if applicable])
                  (EP Merger Sub, Inc. [if applicable])
                  iSucceed.com, Inc.
                  University.com, Inc.
                  5937 Darwin Court, Suite 109
                  Carlsbad, California 92008
                  Attn:  Deborah Ries, Esq.
                  Telephone:  (760) 688-1144
                  Facsimile:  (760) 431-4840

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

                  11.3     CHOICE OF LAW.

                  This Agreement shall be construed in accordance with and governed by the laws of the State of California (without giving effect to its choice of law principles), except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

                  11.4     ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS.

                  This Agreement, together with all exhibits and schedules hereto (including the Disclosure Schedules and the other agreements referred to herein), constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations, and discussions, whether oral or written, of the parties. This Agreement may not be amended except in an instrument in writing signed on behalf of each of the parties hereto. No amendment, supplement, modification, or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

                  11.5     MULTIPLE COUNTERPARTS; BINDING NATURE.

                  This Agreement may be executed in one or more counterparts, any of which may be executed and transmitted by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Each party hereto shall be deemed to have executed this

Agreement effective as of August __, 2002, at the time their signature is affixed hereto, regardless of whether any or all of the other parties have affixed their signatures hereto, and at such time, but effective as of August __, 2002, this Agreement will be the binding obligation of such signatory, enforceable against it, him, or her in accordance with its terms.

                  11.6     EXPENSES.

                  Each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Transactions.

                  11.7     INVALIDITY.

                  In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

                  11.8     PUBLICITY.

                  Except as required by law, none of the parties hereto shall issue any press release or make any public statement regarding this Agreement and the Transactions contemplated hereby, without prior written approval of the other parties; PROVIDED, HOWEVER, that in the case of announcements, statements, acknowledgments or revelations which either party is required by law to make, issue or release, the making, issuing or releasing of any such announcement, statement, acknowledgment or revelation by the party so required to do so by law shall not constitute a breach of this Agreement if such party shall have given, to the extent reasonably possible, not less than two (2) calendar days prior notice to the other party, and shall have attempted, to the extent reasonably possible, to approve, in writing, the form and content of such announcement, statement, acknowledgment or revelation with the other party. Each party hereto agrees that it will not unreasonably withhold or delay any such written approval, whether such information release is permissive or mandatory in nature.

                  11.9     BURDEN AND BENEFIT.

                  This Agreement shall be binding upon and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns. There are no third-party beneficiaries of this Agreement; PROVIDED, HOWEVER, that any Person that is not a party to this Agreement but, by the terms of Section 9.2?, is entitled to indemnification, shall be considered a third-party beneficiary of this Agreement, with full rights of enforcement as though such Person was a signatory to this Agreement.

                  11.10    CONSENT TO JURISDICTION.

                  Each party hereto irrevocably and unconditionally: (i) agrees that any suit, action or other legal proceeding arising out of this Agreement may be brought in the United States District Court for the Central District of California or, if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in the County of Orange, California; (ii) consents to the jurisdiction of any such court in any such suit, action, or proceeding; and (iii) waives any objection which such party may have to the laying of venue of any such suit, action, or proceeding in any such court.

                  11.11    ATTORNEYS' FEES.

                  If any party to this Agreement brings an action to enforce its rights under this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including without limitation reasonable attorneys' fees, incurred in connection with such action, including any appeal of such action.

                  11.12    REPRESENTATION BY COUNSEL.

                  Each party hereto represents and agrees with each other that it has been represented by or had the opportunity to be represented by, independent counsel of its own choosing, and that it has had the full right and opportunity to consult with its respective attorney(s), that to the extent, if any, that it desired, it availed itself of this right and opportunity, that it or its authorized officers (as the case may be) have carefully read and fully understand this Agreement in its entirety and have had it fully explained to them by such party's respective counsel, that each is fully aware of the contents thereof and its meaning, intent, and legal effect, and that it or its authorized officer (as the case may be) is competent to execute this Agreement and has executed this Agreement free from coercion, duress, or undue influence.

                  11.13    TITLES.

                  The titles, captions, or headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

                  11.14    NO INTERPRETATION AGAINST DRAFTER.

                  This Agreement is the product of negotiations among the parties hereto represented by counsel and any rules of construction relating to interpretation against the drafter of an agreement (including the presumptions of California Civil Code Section 1654), shall not apply to this Agreement and are expressly waived.

                  11.15    FURTHER ASSURANCES.

                  The parties hereto agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as may be reasonably requested by another party hereto for the purpose of carrying out the intent of this Agreement and the Transactions contemplated by this Agreement.

                  11.16    INTERPRETATION.

                  (a) All references to currency herein are to United States dollars unless otherwise specified herein.

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

                  (b) The words "include" or "including" shall be deemed to be followed by "without limitation" or "but not limited to" whether or not they are followed by such phrases or words of like import.

                  (c) References to any statute or statutory provision shall be construed as a reference to the same as it may have been, or may be from time to time, amended, modified, or re-enacted.

                  (d) References to this "Agreement" or any other agreement or document shall be construed as a reference to such agreement or document as amended, modified, or supplemented and in effect from time to time and shall include a reference to any document which amends, modifies or supplements it, or is entered into, made or given pursuant to or in accordance with its terms.

                            [Signature Page Follows]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                           ENTREPORT CORPORATION


                                           _____________________________________
                                           By:
                                           Its:

                                           EP FLEX MERGER SUB, INC.


                                           _____________________________________
                                           By:
                                           Its:

                                           iSUCCEED.COM, INC.


                                           _____________________________________
                                           By:
                                           Its:

                                           UNIVERSITY.COM, INC.


                                           _____________________________________
                                           By:
                                           Its:

                                           MULTI-FINELINE ELECTRONIX, INC.


                                           _____________________________________
                                           By:  Philip A. Harding
                                           Its:  CEO and President





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